                                                                      Exhibit 99
                                 (Alcan LOGO)

                                 Notice of Annual Meeting
                                 22 April 1999

                                 Management Proxy Circular

(1999 LOGO)
Please complete, sign and date
your proxy and return it promptly in
the enclosed postage-paid envelope.

                                    CONTENTS

                                                                Page
NOTICE OF ANNUAL MEETING  ..................................    1
MANAGEMENT PROXY CIRCULAR  .................................    2
  Proxy Solicitation  ......................................    2
  Voting Shares and Record Date  ...........................    3
  Voting by Shareholders  ..................................    3
  Voting by Proxyholders  ..................................    3
     Appointment of Proxyholders and Revocation of
      Proxies  .............................................    3
     Confidential Proxy Voting Procedures  .................    4
  Business at Annual Meeting  ..............................    4
  Financial Statements and Auditors' Report  ...............    4
  Election of Directors  ...................................    5
  Holdings of Shares and Deferred Share Units by
     Directors  ............................................    9
  Holdings of Shares by Others  ............................    9
  Corporate Governance Practices  ..........................    9
  Board Meetings and Board Committees  .....................   10
     Corporate Governance Committee  .......................   11
     Audit Committee  ......................................   11
     Environment Committee  ................................   11
     Personnel Committee  ..................................   11
     Options Committee  ....................................   11
  Executive Compensation  ..................................   12
     Report on Executive Compensation  .....................   12
     Performance Graph  ....................................   16
     Summary Compensation Table  ...........................   17
     Executive Performance Award  ..........................   18
     Other Compensation  ...................................   18
     Alcan Executive Share Option Plan  ....................   19
     Retirement Benefits  ..................................   21
     Retiring Allowances  ..................................   22
     Board Fees  ...........................................   22
  Compensation of Non-Executive Directors  .................   23
     Fees and Expenses  ....................................   23
     Share Investment Plan for Directors  ..................   23
     Retirement Arrangements  ..............................   23
  Indebtedness of Directors and Executive Officers  ........   23
  Directors' and Officers' Liability Insurance  ............   25
  Appointment of Auditors  .................................   25
  Special Business: Amendment and Restatement of the
     Shareholder Rights Plan  ..............................   26
  Approval of Board of Directors  ..........................   29
  SCHEDULE A  ..............................................   30
  SCHEDULE B  ..............................................   31

La version francaise du present document ainsi que la formule de procuration qui l'accompagne seront envoyees aux actionnaires sur demande. Veuillez communiquer avec Alcan Aluminium Limitee -- Services aux actionnaires, en appelant au 1-888-252-5226 (sans frais).

(LOGO)

NOTICE OF ANNUAL MEETING

The 97th Annual Meeting of the holders of the Common Shares of Alcan Aluminium Limited will be held on Thursday, 22 April 1999 at 10:00 a.m. in the Assembly Hall, International Civil Aviation Organization, 999 University Street, Atrium entrance, Montreal, Quebec, Canada, for the following purposes:

1. receiving the financial statements and the Auditors' Report for the year ended 31 December 1998,

2. electing Directors,

3. appointing Auditors and authorizing the Directors to fix their remuneration, and

4. as special business, approving amendments to, and a restatement of, the Shareholder Rights Plan as described in the attached Management Proxy Circular.

Shareholders who cannot attend the Annual Meeting may submit their proxies in accordance with the procedures set out in the attached Management Proxy Circular.

                                             By order of the Board of Directors,

                                                                     (Signature)

                                                                        P.K. Pal
Montreal, Canada                                                 Vice President,
3 March 1999                                   Chief Legal Officer and Secretary

(LOGO)

                                                                    3 March 1999

MANAGEMENT PROXY CIRCULAR

THIS MANAGEMENT PROXY CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS AND MANAGEMENT OF ALCAN ALUMINIUM LIMITED FOR USE AT THE ANNUAL MEETING TO BE HELD IN MONTREAL ON 22 APRIL 1999 (AND ANY ADJOURNMENT THEREOF) FOR THE PURPOSES SET OUT IN THE ATTACHED NOTICE OF ANNUAL MEETING.

Unless stated otherwise, the following expressions used in this Management Proxy Circular have the meanings indicated:

"Alcan" or "Company" means Alcan Aluminium Limited,
"Board" or "Board of Directors" means the Board of Directors of Alcan, "Chief Executive Officer" means the Chief Executive Officer of Alcan, "Director" means a Director of Alcan, "Executive Officers" means the President and Chief Executive Officer, the
     Executive Vice Presidents, the Vice Presidents (including the Secretary), the Treasurer and the Controller of Alcan,
"Meeting" means the Annual Meeting to be held on 22 April 1999 and any adjournment thereof,
"Non-Executive Director" means a Director of Alcan who is not an employee of
     Alcan or its Subsidiaries or Related Companies,
"Notice" means the attached Notice of Annual Meeting, "Related Company" means a company in which Alcan has significant influence over management but owns 50% or less of the voting stock, "Shareholder" means a holder of the Shares, "Share" means a Common Share in the capital of Alcan, "Subsidiary" means a company controlled by Alcan, and "$" means U.S. Dollars.

PROXY SOLICITATION

The solicitation of proxies will be made primarily by mail, but may also be made by electronic means, by telephone or in person. The cost of soliciting proxies will be borne by Alcan. CIBC Mellon Trust Company and Morrow & Co., Inc. have been retained by Alcan in Canada and the United States of America, respectively, to assist in the solicitation of proxies from Shareholders. For these services, CIBC Mellon Trust Company and Morrow & Co., Inc. are expected to receive, from Alcan, fees of approximately Can. $15,000 and $20,000, respectively, plus reimbursement of reasonable expenses. In addition, employees of Alcan may solicit proxies without compensation. CIBC Mellon Trust Company is responsible for the tabulation of proxies.

VOTING SHARES AND RECORD DATE

The Shares are the only class of outstanding shares of Alcan which entitle holders to vote at the Meeting. Each Share entitles the holder to one vote at the Meeting. As at 3 March 1999, there were 220,873,108 Shares outstanding. Only Shareholders of record at the close of business on that date are entitled to receive the Notice. They will also be entitled to vote unless their Shares have been transferred and the transferee has produced a properly-endorsed certificate(s) representing the transferred Shares or has otherwise established ownership of the transferred Shares and has requested, at least 10 days before the Meeting, that such transferee's name be included on the list of Shareholders, in which case the transferee will be entitled to vote such Shares instead of the transferor.

VOTING BY SHAREHOLDERS

A vote at the Meeting may be given by the Shareholder attending in person. The participation by a Shareholder in such a vote will automatically revoke any proxy which has been previously given by the Shareholder in respect of business covered by that vote.

VOTING BY PROXYHOLDERS

APPOINTMENT OF PROXYHOLDERS AND REVOCATION OF PROXIES

A vote at the Meeting may, instead, be given by proxy, and the proxyholder need not be a Shareholder. If the Shareholder is a body corporate or association, the form of proxy must be signed by a person duly authorized by that body corporate or association.

The authority granted by a proxy may be revoked by the Shareholder with a letter of revocation or another proxy with a later date.

All proxies or letters of revocation must be delivered NO LATER THAN THE CLOSE OF BUSINESS (5:00 P.M. E.D.T.) ON 21 APRIL 1999 TO:

     Alcan                        at Maison Alcan
                                  1188 Sherbrooke Street West
                                  Montreal, Quebec, Canada H3A 3G2
                                  Telecopier: (514) 848-8115,
     CIBC Mellon Trust Company    at 200 Queen's Quay East Unit 6
                                  Toronto, Ontario, Canada M5A 4K9
                                  Telecopier: (416) 368-2502,
     Morrow & Co., Inc.           at 445 Park Avenue
                                  New York, N.Y. 10022, U.S.A.
                                  Telecopier: (212) 754-8300,

or hand-delivered on 22 APRIL 1999 to the Chairman prior to the commencement of the Meeting.

CONFIDENTIAL PROXY VOTING PROCEDURES

The accompanying form of proxy represents all Shares registered in the Shareholder's name, including any whole Shares which the Shareholder may own as a participant in Alcan's Dividend Reinvestment Plan and/or Share Purchase Plan.

Three persons, who are not Directors or employees of Alcan or its Subsidiaries or Related Companies, are proposed in the accompanying form of proxy as proxyholders to attend the Meeting and vote the Shares represented by the proxy. Their names are printed on the form of proxy. If the form of proxy is signed and returned, these proxyholders will vote in accordance with the instructions the Shareholder marks on it. IF NO INSTRUCTIONS ARE MARKED, THEY WILL VOTE THE SHARES FOR THE ELECTION OF DIRECTORS (SEE PAGES 5 TO 8), FOR THE APPOINTMENT OF AUDITORS (SEE PAGE 25), AND FOR THE APPROVAL OF THE AMENDMENTS TO AND RESTATEMENT OF THE SHAREHOLDER RIGHTS PLAN (SEE PAGE 26).

A Shareholder may appoint any other person as proxyholder either by writing that person's name in the blank space provided for that purpose on the form of proxy or by completing another appropriate form of proxy. In either of these cases, the Shareholder is advised in his or her own interest to specify a choice with respect to each of the matters to be presented for action at the Meeting.

Proxies will not be submitted to Management except where they contain comments clearly intended for Management or in the event of a proxy contest or in order to meet legal requirements.

BUSINESS AT ANNUAL MEETING

Only the business described in the Notice may be presented for action at the Meeting. The form of proxy provides discretionary authority to vote only on matters concerning the conduct of the Meeting.

FINANCIAL STATEMENTS AND AUDITORS' REPORT

The consolidated financial statements of Alcan and the Auditors' Report for 1998 will be submitted to Shareholders at the Meeting, but no vote with respect thereto is required or proposed to be taken.

ELECTION OF DIRECTORS

Mrs. S.I. Bata and Mr. W.R.C. Blundell, each having attained retirement age, will not seek election at the Meeting and will retire from the Board at the close of the Meeting.

Twelve Directors are to be elected to serve until the close of the 2000 Annual Meeting or until they cease to hold office as such. The Board of Directors and Management recommend the election of the nominees named below, all of whom are existing Directors except Ms. E.R. Clitheroe.

                                                                                                                  Director
                                                                                                                    since
                                                                                                                  --------

          (photo)                   JACQUES BOUGIE, O.C.                                                            1989
                                    Jacques Bougie, 51, has been President and Chief Executive Officer of
                                    Alcan since November 1993, having served earlier as President and
                                    Chief Operating Officer since July 1989. Mr. Bougie joined Alcan in
                                    1979 and held a number of senior management positions until 1989, including having responsibility for all of Alcan's fabricating operations in North America other than rolling. Mr. Bougie is also a director of Bell Canada.
                                    Mr. Bougie is a member of the Environment Committee.

          (photo)                   WARREN CHIPPINDALE, F.C.A., C.M.                                                1986
                                    Warren Chippindale, 70, was chairman and chief executive partner of
                                    Coopers & Lybrand (Canada) from 1971 to 1986 and chairman of Coopers &
                                    Lybrand (International) for five years during that period. Mr.
                                    Chippindale is a director of The Spectrum United Funds.
                                    Mr. Chippindale is a member of the Corporate Governance Committee and the Audit Committee, and is Chairman of the Personnel Committee.

          (photo)                   ELEANOR R. CLITHEROE                                                          Nominated
                                    Eleanor Clitheroe, 45, is president and chief executive officer of             in 1999
                                    Ontario Hydro Services Company. Ms. Clitheroe had earlier served as managing director and chief financial officer in that organization.
                                    Prior to joining Ontario Hydro in 1993, Ms. Clitheroe served as deputy minister of finance for the Province of Ontario, before which she was vice president of Canadian Imperial Bank of Commerce.

                                                                                                                  Director
                                                                                                                    since
                                                                                                                  --------
          (photo)                   TRAVIS ENGEN                                                                    1996
                                    Travis Engen, 54, is chairman and chief executive officer of ITT
                                    Industries, Inc. in the United States of America and has held several important positions within the ITT organization, including that of executive vice president of ITT Corporation from 1991 to 1995. Mr.
                                    Engen is a member of the U.S. President's National Security
                                    Telecommunications Advisory Committee. He is a director of Fundacion
                                    Chile. He is also a director of Lyondell Chemical Company and a member of the Business Roundtable and the Manufacturers Alliance Board of
                                    Trustees, all of which are located in the United States of America.
                                    Mr. Engen is a member of the Corporate Governance Committee, the Audit
                                    Committee and the Environment Committee.

          (photo)                   DR. JOHN R. EVANS, C.C.                                                         1986
                                    John Evans, 69, is Chairman of Alcan as well as chairman of Allelix
                                    Biopharmaceuticals Inc. and Torstar Corporation. Dr. Evans was
                                    chairman and chief executive officer of Allelix Inc. from 1983 to
                                    1989, president of the University of Toronto from 1972 to 1978 and director of the Population, Health and Nutrition Department of the
                                    World Bank from 1979 to 1983. He is past chairman of the Rockefeller
                                    Foundation. He is also a director of Connaught Laboratories Ltd., MDS
                                    Health Group Ltd. and Pasteur Merieux Serums & Vaccines.
                                    Dr. Evans is Chairman of the Corporate Governance Committee and member of the Audit Committee and the Personnel Committee.

          (photo)                   ALLAN E. GOTLIEB,C.C.                                                           1989
                                    Allan Gotlieb, 71, was Ambassador of Canada to the United States of
                                    America from 1981 to 1989 and chairman of the Canada Council from 1989 to 1994. Mr. Gotlieb is a director of Hollinger Inc., Champion
                                    International Corporation, Livent Inc. and Peoples Jewellers, a senior consultant with the law firm of Stikeman, Elliott, a member of the advisory boards of Nestle Canada Inc., Hollinger International Inc.,
                                    Investment Co. of America and senior advisor to Julius Baer Investment
                                    Advisory (Canada) Ltd., co-chairman of Saturday Night magazine, chairman of the Donner Canadian Foundation and Ontario Heritage
                                    Foundation.
                                    Mr. Gotlieb is a member of the Corporate Governance Committee, the
                                    Environment Committee and the Personnel Committee.

                                                                                                                  Director
                                                                                                                    since
                                                                                                                  --------

          (photo)                   J.E. NEWALL, O.C.                                                               1985
                                    Ted Newall, 63, is chairman and a director of NOVA Chemicals
                                    Corporation. He was chairman and chief executive officer of Du Pont
                                    Canada Inc. from 1980 to 1991. Mr. Newall is a director of BCE Inc.,
                                    BCI Inc., Bell Canada Ltd., Canadian Pacific Ltd., Maple Leaf Foods
                                    Inc. and Royal Bank of Canada. He is also honorary chairman and member of the executive and policy committees of the Business Council on
                                    National Issues.
                                    Mr. Newall is a member of the Corporate Governance Committee and the
                                    Personnel Committee and is Chairman of the Environment Committee.

          (photo)                   DR. PETER H. PEARSE, C.M.                                                       1989
                                    Peter Pearse, 66, is a consultant on natural resources economics and policies and president of a private investment company. He is a
                                    Professor Emeritus at the University of British Columbia where he was a member of the faculty from 1962 to 1996. Dr. Pearse has served on the Economic Council of Canada, the Canadian Consumer Council, the
                                    Board of Governors of the University of British Columbia, the
                                    executive board of the Law of the Sea Institute and the board of directors of World Wildlife Fund Canada. Dr. Pearse has conducted two
                                    Royal Commissions on natural resources policies and has been an advisor on natural resources matters to Canadian and foreign governments and to the World Bank.
                                    Dr. Pearse is a member of the Corporate Governance Committee and the
                                    Environment Committee.

          (photo)                   SIR GEORGE RUSSELL, C.B.E.                                                      1987
                                    Sir George Russell, 63, is chairman of 3i Group plc, an industrial investment bank in the United Kingdom. Sir George had previously served with Alcan from 1972, becoming managing director of British
                                    Alcan Aluminium plc, a Subsidiary of Alcan, in 1981. He resigned from that company in 1986, but rejoined its board in 1997. He is also chairman of Camelot plc and director of Northern Rock Building Society and Taylor Woodrow, all of which are located in the United Kingdom.
                                    Sir George is a member of the Corporate Governance Committee, the
                                    Audit Committee and the Personnel Committee.

                                                                                                                  Director
                                                                                                                    since
                                                                                                                  --------

          (photo)                   GUY SAINT-PIERRE, O.C.                                                          1994
                                    Guy Saint-Pierre, 64, is chairman and a director of SNC-Lavalin Group
                                    Inc., having served as president and chief executive officer from 1989 to 1996. From 1970 to 1976, he served with the Government of Quebec, first as Minister of Education and then as Minister of Industry and
                                    Commerce. Between 1978 and 1989, he was president and chief executive officer of Ogilvie Mills Ltd. Mr. Saint-Pierre is a director of BCE
                                    Inc., General Motors of Canada and Royal Bank of Canada.
                                    Mr. Saint-Pierre is a member of the Corporate Governance Committee and the Audit Committee.

                                    GERHARD SCHULMEYER                                                              1996
          (photo)                   Gerhard Schulmeyer, 60, is president and chief executive officer of
                                    Siemens Corporation in the United States of America, having been president and chief executive officer of Siemens Nixdorf
                                    Informationssysteme AG and chairman of its managing board since 1994.
                                    Prior to joining Siemens Nixdorf, Mr. Schulmeyer was executive vice president and a member of the executive committee of Asea Brown Boveri
                                    Ltd. as well as president and chief executive officer of ABB Inc.,
                                    U.S.A. From 1980 to 1989, he held various senior positions with
                                    Motorola Inc., culminating with that of executive vice president, deputy to the chief executive officer, responsible for European business. He is a member of the supervisory board of Thyssen-
                                    Bornemisza Holding N.V. and of the boards of Zurich Financial Services and A.D. Little, Inc. He is also a member of the board of trustees of the MIT Corporation.
                                    Mr. Schulmeyer is a member of the Corporate Governance Committee and the Audit Committee.

          (photo)                   PAUL M. TELLIER, C.C.                                                           1998
                                    Paul M. Tellier, 59, has been president and chief executive officer of the Canadian National Railway Company since October 1992. From 1985 to
                                    1992, Mr. Tellier held the position of Canada's most senior civil servant as Clerk of the Privy Council Office and Secretary to the
                                    Cabinet of the Government of Canada. During his service in the
                                    Canadian civil service since 1967, Mr. Tellier held several senior positions including deputy minister of Indian Affairs and Northern
                                    Development, deputy minister of Energy, Mines and Resources, directorships of Petro Canada and Atomic Energy of Canada Limited and
                                    chairman of the International Energy Agency. Mr. Tellier is a director of Bombardier Inc., Bell Canada and McCain Foods, and is past chairman of the Conference Board of Canada.
                                    Mr. Tellier is a member of the Corporate Governance Committee.

HOLDINGS OF SHARES AND DEFERRED SHARE UNITS BY DIRECTORS

All Directors named below are present Directors (with the exception of Ms. Clitheroe) and are nominees for election as Directors at the Meeting, there being no other nominees.

The second column in the table below shows Shares which are beneficially owned (including Shares over which control or direction is exercised) as well as Shares subject to Options granted under the Alcan Executive Share Option Plan described on page 19. The third column shows Units held under the Deferred Share Unit Plans described on pages 13 and 23; these Units do not carry voting rights.

----------------------------------------------------------------------------------------------------------------------------
                                                                                                        Number of
  Name                                                              Number of Shares              Deferred Share Units
----------------------------------------------------------------------------------------------------------------------------
  J. Bougie                                                            785,514(1)                       51,874(2)
----------------------------------------------------------------------------------------------------------------------------
  W. Chippindale                                                          1,810                          942(3)
----------------------------------------------------------------------------------------------------------------------------
  E.R. Clitheroe                                                           430                             --
----------------------------------------------------------------------------------------------------------------------------
  T. Engen                                                                5,500                          806(3)
----------------------------------------------------------------------------------------------------------------------------
  J.R. Evans                                                              3,429                         2,458(3)
----------------------------------------------------------------------------------------------------------------------------
  A.E. Gotlieb                                                            1,539                          819(3)
----------------------------------------------------------------------------------------------------------------------------
  J.E. Newall                                                             6,154                          942(3)
----------------------------------------------------------------------------------------------------------------------------
  P.H. Pearse                                                             2,338                          717(3)
----------------------------------------------------------------------------------------------------------------------------
  G. Russell                                                              4,629                          819(3)
----------------------------------------------------------------------------------------------------------------------------
  G. Saint-Pierre                                                        10,141                          717(3)
----------------------------------------------------------------------------------------------------------------------------
  G. Schulmeyer                                                           1,184                          704(3)
----------------------------------------------------------------------------------------------------------------------------
  P.M. Tellier                                                            1,084                          228(3)
----------------------------------------------------------------------------------------------------------------------------

(1) Made up as follows: 37,614 Shares and Options to purchase 747,900 Shares.

(2) Held as EDSUs described on page 13; Mr. Bougie may be entitled to additional deferred share units as mentioned in paragraph 3 on page 14.

(3) Held as DDSUs described on page 23.

A trust in which Sir George Russell's children have an interest owns 10,701 Shares. Sir George disclaims beneficial ownership in the Shares owned by his children.

Mr. Engen owns his Shares jointly with his wife.

HOLDINGS OF SHARES BY OTHERS

As of 31 December 1998, Sanford C. Bernstein & Co., Inc. beneficially owned 25,085,051 Shares, with sole dispositive power over this entire amount, sole voting power over 13,948,336 of these and shared voting power over 2,676,976 of these, according to a Schedule 13G filing; this shareholding amounted to 11% of the outstanding Shares.

CORPORATE GOVERNANCE PRACTICES

The following description of corporate governance practices in Alcan is made in response to regulations of The Montreal Exchange and The Toronto Stock Exchange. The Guidelines referred to below are the Guidelines set out in the aforesaid regulations.

The mandate of the Board is to "manage the business and affairs" of the Company through the Company's Management and to discharge its duties and obligations in accordance with the provisions of (a) the Canada Business Corporations Act, (b) the Company's constituting documents and by-laws, and (c) other applicable legislation and Company policies. The Company's system of corporate governance covers the items listed in Guideline 1.

The Board is satisfied that the number of Directors should range from between 11 to 15. Of the present Board of 13 Directors, J. Bougie is the President and Chief Executive Officer of the Company and Sir George Russell is a former employee of Alcan (having retired in 1986) and is also a director of British Alcan Aluminium plc (a wholly-owned Subsidiary of Alcan). The composition of the Board, accordingly, meets the test in Guideline 2.

As Alcan does not have a controlling Shareholder, none of the Directors represents the investment of minority Shareholders.

The Board has a Chairman (J.R. Evans) who is not a member of Management; this structure allows the Board to function independently of Management. This is in accordance with Guideline 12.

The Board has appointed five committees, whose mandates and activities are described on page 11. These are in accordance with Guidelines 4, 5, 10 and 13. Each Committee is made up of a majority of unrelated Directors and, therefore, meets the requirements in Guideline 9.

In addition to the statutory duties under the Canada Business Corporations Act, the Company's corporate governance practices require that the following matters be subject to Board approval:

     (1) capital expenditure budgets and significant investments and divestments (over $50 million),

     (2) at the discretion of the Chief Executive Officer, any business which may have the potential for important impact on the Company,

     (3) the number of Directors within the minimum (9) and maximum (20) limits provided in the Company's Articles of Incorporation,

     (4)  the terms of appointment of Non-Executive Directors, and

     (5)  the appointment and remuneration of Officers of the Company.

The Corporate Governance Committee is responsible for recommending candidates to the Board for appointment as Directors. Nominees are selected as potential representatives of Shareholders as a whole and not as representatives of any particular Shareholder or group of Shareholders. Care is taken to ensure that the Board of Directors is constituted with a majority of individuals who qualify as unrelated Directors. An unrelated Director is a Director who is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the Director's ability to act with a view to the best interests of the Company, other than interests and relationships arising from shareholding.

The Corporate Governance Committee is also responsible for assessing the performance of the Board. The Committee ensures the adequacy of the time commitment of individuals to Alcan matters.

In order to receive Shareholder feedback and respond to Shareholder concerns, Alcan maintains an experienced investor relations staff whose primary responsibility is to provide information and analysis to the investing community in accordance with Alcan's policy on public disclosures. This policy has been established in compliance with applicable legal disclosure requirements in Canada and in the U.S.A. and is reviewed periodically. The investor relations staff meets periodically with investors and analysts and is accessible to Shareholders by telephone during business hours. These services facilitate the receiving of Shareholder comments.

The Management of Alcan is responsible for conducting the business and operations of the Company in accordance with a business strategy approved by the Board. Management's authority to act in certain matters which may have the potential for important impact on the Company, including decisions by the Chief Executive Officer, is subject to prior Board approval as described above. However, before being submitted to the Board, certain matters (e.g., dividends, securities issues, proxy circulars, annual reports and significant investment/divestment proposals) are prepared and reviewed by Management with external professional advice, as necessary.

BOARD MEETINGS AND BOARD COMMITTEES

The Board held 10 meetings during 1998, one of which was held by telephone conference.

The Board has appointed the Committees described below but has not appointed an executive committee of the Board.

CORPORATE GOVERNANCE COMMITTEE

This Committee is composed of Directors who are not officers or employees of Alcan or its Subsidiaries or Related Companies. S.I. Bata, W.R.C. Blundell, W. Chippindale, T. Engen, J.R. Evans (Committee Chairman), A.E. Gotlieb, J.E. Newall, P.H. Pearse, Sir George Russell, G. Saint-Pierre, G. Schulmeyer and P.M. Tellier serve on this Committee. It met six times in 1998.

As mentioned above (page 10), the Committee has the broad responsibility of reviewing corporate governance within Alcan (including Board practices and performance) and of making recommendations with respect to such matters to the Board. The Committee also maintains an overview of the composition of the Board and reviews candidates for nomination as Directors as well as membership of all Board Committees. It also considers recommendations from the Personnel Committee regarding compensation of Non-Executive Directors as well as the appointments of the Chairman of the Board and the Chief Executive Officer of Alcan.

AUDIT COMMITTEE

This Committee consists of not less than three Directors who are not officers or employees of Alcan or its Subsidiaries or Related Companies. W.R.C. Blundell (Committee Chairman), W. Chippindale, T. Engen, J.R. Evans, Sir George Russell,
G. Saint-Pierre and G. Schulmeyer serve on this Committee. It met three times in 1998.

The objective of the Committee is to assist the Board in fulfilling its functions relating to corporate accounting and reporting practices as well as financial and accounting controls, to provide effective oversight of the financial reporting process, and to review financial statements as well as proposals for issues of securities.

This Committee is established in accordance with the provisions of the Canada Business Corporations Act.

ENVIRONMENT COMMITTEE

This Committee is composed of the Chief Executive Officer and not less than three Directors who are not officers or employees of Alcan or its Subsidiaries or Related Companies. S.I. Bata, J. Bougie, T. Engen, A.E. Gotlieb, J.E. Newall (Committee Chairman) and P.H. Pearse serve on this Committee. It met three times in 1998.

The Committee has the broad responsibility of reviewing the policy, management practices and performance of Alcan in environmental matters and of making recommendations to the Board with respect to such matters.

PERSONNEL COMMITTEE

This Committee is composed of the Chairman and not less than three Directors who are not officers or employees of Alcan or its Subsidiaries or Related Companies.
W. Chippindale (Committee Chairman), J.R. Evans, A.E. Gotlieb, J.E. Newall and Sir George Russell serve on this Committee. It met four times in 1998.

As mentioned on page 7, Sir George Russell is a former officer of a Subsidiary.

The Committee has the broad responsibility of reviewing any and all personnel policy and employee relations matters and of making recommendations with respect to such matters to the Board or the Chief Executive Officer, as appropriate. It also reviews and approves Alcan's executive compensation policy.

The Committee also makes recommendations to the Corporate Governance Committee on compensation of Non-Executive Directors as well as on the appointments of the Chairman of the Board and the Chief Executive Officer of Alcan.

OPTIONS COMMITTEE

A Committee whose members are the same as the members of the Personnel Committee administers the Alcan Executive Share Option Plan described on page 19.

EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION

General

Alcan's executive compensation policies cover cash compensation and benefits, including pensions, and are designed to enable Alcan to attract and retain highly qualified people to carry out the objectives of the organization. The Personnel Committee (the "Committee"), all of whose members are Non-Executive Directors, has the duty and responsibility to review and approve these policies periodically and to make recommendations with respect to such matters either to the Board or to the Chief Executive Officer, as may be appropriate. The policies provide a compensation package that is internally equitable, externally competitive and reflects individual efforts and achievements. The cash compensation structure and benefits programs, including short- and long-term incentive plans, are designed to be competitive with the median of selected comparator groups of companies. These companies, identified as a "Compensation Peer Group", are comparable in size, are involved in cyclical industries as is Alcan, and have a global presence. In the case of the Canada-based Executive Officers, the Compensation Peer Group includes both Canada-based (12) and U.S.-based (15) enterprises. When establishing the level of compensation, weight is given to U.S. compensation practices. For certain Canada-based Executive Officers, an equal weighting is given to both U.S. and Canadian practices while, for the others, more weight is given to Canadian compensation practices. In the case of the Chief Executive Officer, the total annual compensation is set at the level of U.S.-based peers. These different weightings reflect the increasing global importance of the senior management level positions in the organization. At all other levels in the Company world-wide, the policies governing the compensation of executives are generally related solely to their relevant national markets; the competitiveness of senior employees' compensation in countries other than Canada is derived from consultant surveys of the Compensation Peer Group in their respective countries.

Alcan retains external consultants to assist its Human Resources Department and the Committee in collecting the required comparative data and providing advice concerning all aspects of compensation of its senior employees. From time to time, the Committee has retained the services of its own consultant to assist it in its deliberations, and may do so again in the future.

Annual Compensation

Annual compensation of the Executive Officers comprises base salaries, incentive plans and benefits programs. Base salaries for Executive Officers are reviewed annually. Any proposed changes are reviewed and approved by the Committee before implementation and are based on an evaluation of each Executive Officer's current performance.

A substantial proportion of the Executive Officers' compensation is related to the performance of Alcan.

Alcan's short-term incentive plan, known as the Executive Performance Award ("EPA") Plan, has three components, each based on a different aspect of performance: (1) the overall profitability of Alcan, (2) the performance of Alcan against key strategic corporate objectives, and (3) the performance of Alcan's business units. These are explained in the numbered paragraphs below.

     1. The award for overall profitability of Alcan is called the Value Creation Award ("VCA"). The VCA is related to Economic Value Added ("EVA(R)"). The VCA for the Executive Officers has a guideline payment range of 12% to 35% of salary grade mid-point against which actual performance is measured. The minimum VCA payment can be nil and the maximum, in a year of exceptionally strong improvement in EVA, could be up to three times the guideline amount. The Committee establishes a threshold corporate EVA performance target which must be met before any VCA payment will be made. All Executive Officers received an award from this component of the EPA for the year 1998. ("EVA" is a registered trademark of Stern Stewart & Co.)

     2. The award for achieving corporate objectives, called the Corporate Objectives Award ("COA"), focuses on Alcan's critical corporate objectives. These objectives are established as part of the annual business planning process by the Chief Executive

        Officer and are submitted to the Committee for approval at the start of each year. The COA is independent of the VCA objective. For Executive Officers, the COA has a guideline payment range of 12% to 30% of salary grade mid-point. The minimum COA payment is nil and the maximum could be up to twice the guideline amount. All Executive Officers received an award from this component of the EPA for the year 1998.

     3. The award for business unit performance is called the Business Unit Award ("BUA"). The BUA provides for an award based on the business unit's performance measured against pre-established objectives for the year. The BUA is independent of the VCA and COA objectives. For Executive Officers, the BUA has a guideline payment range of 15% to 20% of salary grade mid-point. The minimum BUA payment is nil and the maximum could be up to twice the guideline amount. The criteria for rewards under this aspect of the EPA are set annually by managements at various levels and their respective superiors. There are 17 major business units within Alcan world-wide. All Executive Officers received awards from this component of the EPA for the year 1998.

An exception to the practice described in the preceding paragraphs is made in the case of termination of employment (retirement, resignation or death). In that year, the employee receives guideline VCA, COA and BUA amounts, prorated for the number of months actually employed.

Under the Executive Deferred Share Unit Plan, Canada-based Executive Officers may elect, prior to the beginning of any particular year, to receive Executive Deferred Share Units ("EDSUs") with a value equal to 50% or 100% of their EPA in respect of that year, instead of a cash payment. The number of EDSUs is determined by dividing the amount so elected by the average price of a Share on the Montreal, Toronto and New York stock exchanges at the end of the year preceding the year in question. Additional EDSUs are credited to each holder thereof corresponding to dividends declared on Shares. The EDSUs are redeemable only upon termination of employment (retirement, resignation or death). The amount to be paid by Alcan upon redemption (which must be on or before 15 December of the calendar year next following the termination) will be calculated by multiplying the accumulated balance of EDSUs by the average price of a Share on the said exchanges at the time of redemption.

Effective 1 June 1998, a Non-Qualified Deferred Compensation Plan was introduced at Alcan's U.S. Subsidiary, under which Executive Officers based in the USA may elect, prior to the beginning of any particular year, to defer up to 75% of their base salary and up to 100% of their EPA award in respect of that year, instead of cash payments. The deferral period elected by a participant in the plan must not be less than three years from the date of deferral nor extend more than five years beyond the date of normal retirement. The deferral amount is allocated to one or more of nine investment vehicles chosen by the participant. Final distribution of the accumulated balance is made within 90 days after either the end of the last year of the elected period or the end of the year of the participant's death, resignation or retirement.

Long-Term Compensation

The Alcan Executive Share Option Plan (described on page 19), which is administered by the Options Committee, composed of Non-Executive Directors, is a long-term incentive plan closely aligned with the interests of Shareholders and forms part of the Executive Officers' total compensation. The purpose of the Option Plan is to attract and retain employees and to encourage them to contribute to growth in the price of Alcan Shares. The number of Options granted is related to salary grade mid-point but not to the amount of Options or SARs (described on page 19). When determining the competitiveness of senior employees' total compensation, the compensation value of Option grants is taken into account. For Executive Officers, the number of Options granted annually generally produces annual compensation values which, when expressed as a multiple of annual base salary, are much lower than those provided by U.S.-based companies within the Compensation Peer Group but higher than those of Canada-based companies within the Compensation Peer Group.

For the 1998 annual grant, the Options Committee introduced a market-value-based vesting provision (waiting period) replacing the previous time-based vesting ("C Options" described on page 19). In addition, an investment incentive feature was added in 1998 to provide further incentive for increased Share ownership to certain senior executives ("D Options" described on page 20); this feature encourages early exercise of the Options and retention of the resulting Shares. The Options Committee also granted, to 14 senior executives other than the Chief Executive Officer, D Options based upon the 1996 and 1997 Option grants, up to a maximum of 10,000 D Options for each executive.

Compensation of the Chief Executive Officer

The Chief Executive Officer's annual compensation is administered by the Committee according to the policies described above. The companies forming the Compensation Peer Group for the Chief Executive Officer are specifically selected because they and Alcan have chief executive officers with responsibilities of similar magnitude. Alcan's Chief Executive Officer participates in the EPA and the relationship between his compensation and Alcan's performance is based on the same criteria as those discussed generally for other participants in the EPA.

Given the uniqueness of Alcan as one of the largest global Canadian corporations with two-thirds of its assets and employees located outside Canada, the Committee has decided to set the total annual compensation of its Chief Executive Officer, beginning in 1997, at the level of his U.S.-based peers (15 similar enterprises). In making this change, the Committee has also increased the proportion of his compensation which is variable and "at risk" and, more importantly, has placed greater emphasis on long-term performance linked directly to total Shareholder return. With this change, the Committee has decided to administer the Chief Executive Officer's total compensation on a longer term perspective rather than through annual adjustments. To this end, the Chief Executive Officer's compensation is now covered by an agreement with a three-year term (1997-1999). Under this modified approach, the fixed portion of his total compensation (the base salary and the value of pension benefits) will represent some 33% thereof while the "at risk" portion, comprising the short-term, medium-term and long-term incentive plans, will represent 67% thereof. The "at risk" portion is linked directly to improved long-term Shareholders' value through a combination of grants under the Option Plan and the Executive Deferred Share Unit Plan.

The three-year agreement, referred to above, with the Chief Executive Officer provides for compensation as set out below:

     1.  A base salary of Can. $1,000,000 per annum, commencing 1 March
        1997.

     2. An annual short-term incentive grant using the formula under the EPA and based on a guideline of 85% of salary mid-point but to be received in the form of EDSUs.

          For the year 1998, the Chief Executive Officer received 29,732 EDSUs (the figure being determined by dividing the value he would have received under the EPA by the average price of a Share at the end of 1997, $27.16).

     3. As a medium-term incentive, the Chief Executive Officer will be entitled to receive a further award (by way of deferred share units issued under an arrangement that generally parallels the Executive Deferred Share Unit Plan) if, over the three-year period (1997-1999), Alcan achieves specific financial targets based on the objective of a sustainable improvement of $300 million in net income over 1996, subject to adjustment if certain underlying assumptions change. The achievement of this objective over a three-year cycle will give rise to an award of 19,400 deferred share units; lower and higher awards will be made if the income improvement falls short or surpasses that objective. The maximum would be 58,200 deferred share units for an income improvement of $600 million over 1996.

          The grant, if any, of deferred share units under this medium-term incentive will be made in the year 2000.

     4. As a long-term incentive in respect of the three-year period (1997-1999) under the agreement, the Chief Executive Officer was granted 312,800 Options on 28 May 1997 at an exercise price of Can. $48.91 per Share, exercisable during the period from 1 January 2000 up to 28 May 2007 (10 years from the date of grant). Upon the introduction of the additional investment incentive in 1998, the Options Committee granted 10,000 D Options related to the 1996 grant and 208,000 D Options related to the

        1997 grant. D Options under both grants have the same waiting periods and terminate on the same termination date as the associated 1996 and 1997 Options.

     5. Pensions under the Canadian Plans (see page 21) for eligible Alcan employees are calculated on the basis of salary plus the EPA guideline amount but, in view of the increases in the Chief Executive Officer's direct compensation described above, the pensionable portion of his EPA was reduced from 85% of salary to 40% thereof. This change results in a reduction of about 25% in the pension which would otherwise have accrued to him under the Canadian Plans. However, under certain conditions of termination of employment, his pension will be subject to a minimum guaranteed amount once again based on salary and pensionable EPA at 75% of salary.

     6. The Board may adjust the compensation arrangement set out above in order to correct for a sudden change in the relative values of the Canadian and U.S. Dollars. On 10 February 1999, such an adjustment was made with respect to the Chief Executive Officer's remuneration for 1997 and 1998 in the amounts of $20,600 and $68,900, respectively.

Approval of this Report on Executive Compensation

The Committee, whose members are set out below, has approved the issue of this Report and its inclusion in this Management Proxy Circular.

                                                         W. Chippindale, Chairman of the Committee
                                                         J.R. Evans
                                                         A.E. Gotlieb
                                                         J.E. Newall
                                                         G. Russell

PERFORMANCE GRAPH

The following graph compares the cumulative total Shareholder return on Can. $100 invested in Shares with the cumulative total return of the Toronto Stock Exchange 300 Stock Index, assuming reinvestment of all dividends. Additional comparisons, which the Personnel Committee believes to be appropriate, are provided with respect to two U.S. Dollar-based indices, the Standard & Poor's 500 Index and the Standard & Poor's Aluminum Index.



                    COMPARISON OF FIVE YEAR CUMULATIVE RETURN


                                    (graph)

SUMMARY COMPENSATION TABLE

Compensation paid to the Chief Executive Officer and the four other most highly compensated Executive Officers for each of the three most recently completed financial years is set out in the table below. These individuals are hereinafter collectively referred to as the "Named Executive Officers".

                           SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Long-term
                                                              Annual Compensation                   Compensation
                                                 ---------------------------------------------
                                                                     Bonus
                                                                   (Executive                       Shares Under
                                                                  Performance      Other Annual       Options         All Other
                                                    Salary           Award)        Compensation       Granted        Compensation
                                                                      (1)              (2)              (3)              (2)
Name and Principal Position            Year          ($)              ($)              ($)              (#)              ($)
-----------------------------------------------------------------------------------------------------------------------------------
 J. Bougie                             1998      739,906 (4)      807,363 (5)         52,914             --           20,475 (6)
 President and                         1997      728,543 (4)      727,142 (7)         31,786        312,800 (8)       20,900 (6)
 Chief Executive Officer               1996        647,415          424,274           45,773         65,000 (9)         19,225
-----------------------------------------------------------------------------------------------------------------------------------
 J.-P. Ergas                           1998        524,042          312,863           20,521        20,100 (10)         22,667
 Executive Vice President              1997        508,750          296,125           2,000          20,000 (9)         21,301
                                       1996        453,061          162,319           83,516         20,000 (9)         40,202
-----------------------------------------------------------------------------------------------------------------------------------
 E.N. Santos                           1998        513,023          335,360           36,358        16,800 (10)         44,081
 Executive Vice President              1997        501,270          282,305           33,757         16,700 (9)         43,093
                                       1996        357,761          168,829          125,942         20,000 (9)         12,064
-----------------------------------------------------------------------------------------------------------------------------------
 R.L. Ball                             1998        370,000          284,500          218,107        35,100 (10)         49,148
 Executive Vice President              1997        340,000          246,780           64,516         18,200 (9)         46,213
                                       1996        312,500          142,762           54,381         18,200 (9)         29,218
-----------------------------------------------------------------------------------------------------------------------------------
 B.W. Sturgell                         1998        336,667          308,786          813,612        32,100 (10)         15,670
 Executive Vice President              1997        284,500          246,780          345,210         20,000 (9)         18,099
                                       1996        202,333           92,039           19,073         6,800 (11)         13,161
-----------------------------------------------------------------------------------------------------------------------------------

(1) See page 12 for description of the Executive Performance Award Plan.

(2) See Other Compensation on page 18.

(3) See page 19 for description of the Alcan Executive Share Option Plan.

(4) Including adjustments described in paragraph 6 on page 15.

(5) Received in the form of 29,732 EDSUs under the Executive Deferred Share Unit Plan (see page 13 for description) based on the Share price ($27.16) at the end of 1997; these qualify for additional EDSUs corresponding to dividends declared subsequently (see page 13 for description).

(6) See also paragraph 3 on page 14.

(7) Received in the form of 21,767 EDSUs, based on the Share price (Can. $46.40) at the end of 1996; these qualify for additional EDSUs corresponding to dividends declared subsequently (see page 13 for description).

(8) Granted as B Options. In 1998, 208,000 associated D Options were granted in addition.

(9) Granted as B Options. In 1998, 10,000 associated D Options were granted in addition.

(10) Granted as C Options together with the same number of associated D Options.

(11) Granted as B Options. In 1998, 6,800 associated D Options were granted in addition.

Compensation payments to each Named Executive Officer were determined in the currency of his normal place of work (except for J.-P. Ergas and R.L. Ball who received part of their compensation in U.S. Dollars). Unless otherwise indicated, all compensation payments reported in this Management Proxy Circular are stated in U.S. Dollars converted, where necessary, from the currency of disbursement to U.S. Dollars at the average exchange rates for the respective year. The currency and exchange rate details are given in the table below:

                        CURRENCY AND EXCHANGE RATE TABLE

------------------------------------------------------------------------------------------------------------------------------
                                            Currency of                                          Average Exchange Rate
  Name                                     Disbursement                     Year              to convert to U.S. Dollars
------------------------------------------------------------------------------------------------------------------------------
 J. Bougie                               Canadian Dollars                   1998                        0.6710
                                         Canadian Dollars                   1997                        0.7199
                                         Canadian Dollars                   1996                        0.7329
------------------------------------------------------------------------------------------------------------------------------
 J.-P. Ergas                               U.S. Dollars                     1998                        1.0000
                                          British Pounds                    1998                        1.6625
                                           U.S. Dollars                     1997                        1.0000
                                          British Pounds                    1997                        1.6404
                                           U.S. Dollars                     1996                        1.0000
                                          British Pounds                    1996                        1.5672
------------------------------------------------------------------------------------------------------------------------------
 E.N. Santos                              Brazilian Reals                   1998                        0.8594
                                          Brazilian Reals                   1997                        0.9250
                                         Canadian Dollars                   1996                        0.7329
                                          Brazilian Reals                   1996                        0.9924
------------------------------------------------------------------------------------------------------------------------------
 R.L. Ball                                 U.S. Dollars                     1998                        1.0000
                                          British Pounds                    1998                        1.6625
                                           U.S. Dollars                     1997                        1.0000
                                           U.S. Dollars                     1996                        1.0000
------------------------------------------------------------------------------------------------------------------------------
 B.W. Sturgell                             U.S. Dollars                     1998                        1.0000
                                           U.S. Dollars                     1997                        1.0000
                                           U.S. Dollars                     1996                        1.0000
------------------------------------------------------------------------------------------------------------------------------

EXECUTIVE PERFORMANCE AWARD

The Executive Performance Award Plan and the related Executive Deferred Share Unit Plan are described on pages 12 and 13.

OTHER COMPENSATION

Compensation benefits made available to senior employees under various plans included those under (a) the Executive Performance Award Plan mentioned above,
(b) the Alcan Executive Share Option Plan described on page 19, (c) retirement benefit plans described on pages 21 and 22, (d) life insurance plans, (e) savings plans, (f) plans for the use and parking of automobiles, for professional financial advice through independent organizations, for deemed interest on loans and for the reimbursement of club membership fees, and (g) in applicable cases, expatriate benefits, foreign taxes, housing assistance, and directors' fees from Subsidiaries and Related Companies.

In the Summary Compensation Table on page 17, the amounts indicated for the year 1998 under the column titled Other Annual Compensation include benefits paid to the Named Executive Officers under these plans: automobile usage (J. Bougie, $19,150 and E.N. Santos, $22,476), deemed interest (J. Bougie, $21,831 and E.N. Santos, $12,559), expatriate benefits (B.W. Sturgell, $450,035), financial advice (J.-P. Ergas, $15,274), foreign taxes (R.L. Ball, $83,067) and housing assistance (B.W. Sturgell, $317,948).

ALCAN EXECUTIVE SHARE OPTION PLAN

The Alcan Executive Share Option Plan ("Option Plan") provides for the granting to senior employees of non-transferable options ("Options") to purchase Shares (see REPORT ON EXECUTIVE COMPENSATION -- Long-term Compensation on page 13). The Option Plan is administered by the Options Committee referred to on page 11.

A Options

Prior to 22 April 1993, the Option Plan provided for the granting of Options hereinafter referred to as "A Options". No further A Options have been, or may be, issued after that date.

The exercise price per Share under A Options was initially set in 1981 at not less than 90% of the market value on the effective date of each grant of an A Option, but all A Options granted after 1985 were set at 100% of the market value on their effective dates. The effective date was fixed at the time of each grant. Each A Option is exercisable in whole or in part during a period commencing not less than three months after the effective date and ending not later than 10 years after that date. In the event of retirement or death of the employee, any remainder of this 10-year period in excess of five years is reduced to five years. Alcan may make loans ("Option Loans"), at such interest rate, if any, as the above-mentioned committee may determine, to assist in financing the purchase of Shares through the exercise of A Options, but not in the case of the other Options hereinafter described (see INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS on page 23). The interest rate is currently nil on all outstanding Option Loans. The Option Loans have terms of up to 9 3/4 years. After exercise of an A Option, the employee may not dispose of the Shares during a one-year period ("Holding Period"). In the event of retirement or resignation or other termination of the employee, the Holding Period terminates upon repayment of the Option Loan. Each A Option has connected therewith stock appreciation rights ("SARs") in respect of one-half of the Shares covered by the A Option. Each SAR entitles the optionee to surrender unexercised the right to subscribe for one Share in return for a cash payment in an amount equal to the excess of the market value of such Share at the time of surrender over the subscription price.

B Options

Since 22 April 1993, the Option Plan provided for Options hereinafter referred to as "B Options".

The exercise price per Share under B Options is set at not less than 100% of the market value on the effective date of the grant of each B Option. The effective date is fixed at the time of the grant. Each B Option is exercisable (not less than three months after the effective date) in respect of 25%, 50%, 75% or 100% of the grant after a Waiting Period of 12, 24, 36 and 48 months, respectively, following the effective date. The Options expire 10 years after the effective date; in the event of retirement or death of the employee, any remainder of this 10-year period in excess of five years is reduced to five years. The B Options do not have SARs connected therewith.

C Options

Since 23 September 1998, the Option Plan has provided for Options hereinafter referred to as "C Options".

The exercise price per Share under C Options is set at not less than 100% of the market value of the Share on the effective date of the grant of each C Option. The effective date is fixed at the time of the grant. Each C Option is exercisable (not less than three months after the effective date) in respect of one-third of the grant when the market value of the Share has increased by 20% over the exercise price, two-thirds of the grant when the market value of the Share has so increased by 40% and the entire amount of the grant when the market value of the Share has so increased by 60%. The said market values must exceed those thresholds for at least 21 consecutive trading days. The said thresholds are waived 12 months prior to the expiry date which is 10 years after the effective date. In the event of death or retirement, any remainder of this 10-year period in excess of five years is reduced to five years, and the said thresholds are waived. The C Options do not have SARs connected therewith.

D Options

In respect of B and C Options granted to certain senior executives, Alcan has granted further Options, hereinafter referred to as "D Options", which grant shall become effective upon the exercise of associated B or C Options and upon the executive placing at least one-half of the Shares resulting from the exercise of the B or C Option, as the case may be, in trust with an agency named by Alcan for a minimum period of five years. The exercise price per Share of each D Option is set at not less than 100% of the market value on the exercise date of the associated B or C Option. D Options are exercisable in the same manner as the associated B or C Option. The option period for the D Option will terminate on the same date as the associated B or C Option. In the event of death or retirement, any remainder of this Option period in excess of five years is reduced to five years. The vesting provisions of the D Option are identical to those of the associated B or C Option. The D Options do not have SARs connected therewith.

As mentioned on page 14, Alcan has also granted D Options to certain executives associated with each of the 1996 and 1997 option grants, up to a maximum of 10,000 D Options for each grant.

Limits on Grants of B, C and D Options

As stated above, no further A Options may be issued.

Alcan may issue in any year B, C or D Options in respect of a Yearly Allotment, as defined in the Option Plan, in aggregate not exceeding 0.75% of the Shares outstanding as at the end of the previous calendar year. In addition, the unused portion of any previous Yearly Allotment may be carried forward. The cumulative maximum number of Shares which can be issued under the Option Plan after 31 December 1995 is 20,500,000.

Grants and Exercises during 1998

The following table provides information pertaining to Options granted to the Named Executive Officers during 1998:

                           OPTION GRANTS DURING 1998

------------------------------------------------------------------------------------------------------------------------------
                                        Shares
                                         Under                                      Exercise Price
                                        Options           Percent of Total         and Market Value
                                        Granted           Options Granted          on Date of Grant
  Name                                  (#)(1)          to Employees in 1998        (Can. $/Share)      Expiration Date
------------------------------------------------------------------------------------------------------------------------------
 J. Bougie                            208,000 (2)               10.9                      --            28 May 2007
                                      10,000 (3)                0.5                       --            25 September 2006
------------------------------------------------------------------------------------------------------------------------------
 J.-P. Ergas                          20,100 (4)                1.1                     34.70           4 October 2008
                                      10,000 (2)                0.5                       --            24 September 2007
                                      10,000 (3)                0.5                       --            25 September 2006
------------------------------------------------------------------------------------------------------------------------------
 E.N. Santos                          16,800 (4)                0.9                     34.70           4 October 2008
                                      10,000 (2)                0.5                       --            24 September 2007
                                      10,000 (3)                0.5                       --            4 December 2006
------------------------------------------------------------------------------------------------------------------------------
 R.L. Ball                            35,100 (4)                1.9                     34.70           4 October 2008
                                      10,000 (2)                0.5                       --            24 September 2007
                                      10,000 (3)                0.5                       --            25 September 2006
------------------------------------------------------------------------------------------------------------------------------
 B.W. Sturgell                        32,100 (4)                1.7                     34.70           4 October 2008
                                      10,000 (2)                0.5                       --            24 September 2007
                                       6,800 (3)                0.4                       --            25 September 2006
------------------------------------------------------------------------------------------------------------------------------

(1) Date of grant: 5 October 1998.

(2) D Option grant associated with the 1997 option grant.

(3) D Option grant associated with the 1996 option grant.

(4) C Option grant together with the same number of associated D Options (see ALCAN EXECUTIVE SHARE OPTION PLAN -- D Options above).

The following table provides certain required information pertaining to Options exercised by the Named Executive Officers during 1998 as well as year-end values:

                    AGGREGATED OPTION EXERCISES DURING 1998
                           AND YEAR-END OPTION VALUES

--------------------------------------------------------------------------------------------------------------------------------
                                                                        Shares Underlying                   Value of
                                    Shares         Aggregate               Unexercised                     Unexercised
                                   Acquired          Value                 Options at                in-the-Money Options at
                                 on Exercise        Realized          31 December 1998 (1)            31 December 1998 (1)
  Name                               (#)            (Can. $)                   (#)                          (Can. $)
--------------------------------------------------------------------------------------------------------------------------------
 J. Bougie                            0                0                   E:  170,975                     E:  975,189
                                                                           U: 576,925                      U:   5,654
--------------------------------------------------------------------------------------------------------------------------------
 J.-P. Ergas                          0                0                   E:   42,000                     E:   73,305
                                                                           U:  94,200                      U: 157,598
--------------------------------------------------------------------------------------------------------------------------------
 E.N. Santos                          0                0                   E:   39,075                     E:  192,297
                                                                           U:  76,125                      U: 111,300
--------------------------------------------------------------------------------------------------------------------------------
 R.L. Ball                            0                0                   E:   57,850                     E:  366,957
                                                                           U: 116,950                      U: 234,198
--------------------------------------------------------------------------------------------------------------------------------
 B.W. Sturgell                      3,000            72,920                E:   15,000                     E:   30,141
                                                                           U: 100,450                      U: 213,098
--------------------------------------------------------------------------------------------------------------------------------

(1) E: Exercisable U: Unexercisable

Stock Appreciation Rights

During 1998, the Named Executive Officers did not receive or exercise any SARs, nor did they have any remaining unexercised SARs at the year end.

RETIREMENT BENEFITS

Canadian Plans

The Alcan Pension Plan (Canada) and the Alcan Supplemental Retirement Benefit Plan (Canada) are together herein referred to as the "Canadian Plans". Pensions up to a statutory limit are payable under the former and, in excess thereof, under the latter.

The Canadian Plans provide for pensions calculated on pensionable service and annual average earnings during the 36 consecutive months when they were the greatest, which earnings consist of salary and the Executive Performance Award at its guideline amount up to a maximum (for J. Bougie, see page 15). The following table shows estimated annual retirement benefits, expressed as a percentage of annual average earnings during the said 36 months, payable upon normal retirement at age 65 to persons in the indicated earnings and pensionable service classifications.

                                 CANADIAN PLANS

-----------------------------------------------------------------------------------------------------------------------------
          Average Annual                                          Years of Pensionable Service
                                    -------------------------------------------------------------------------------------
             Earnings
                ($)                       10             15             20             25             30             35

-----------------------------------------------------------------------------------------------------------------------------
        900,000 -- 2,000,000             17%            25%            34%            42%            51%            59%
-----------------------------------------------------------------------------------------------------------------------------

The Alcan Supplemental Retirement Benefits Plan also provides for an additional pension to J. Bougie which increases the percentages in the table above by 4%.

Non-Canadian Plans

During 1998, R.L. Ball and B.W. Sturgell participated in an Alcan-sponsored pension plan in the U.S.A. ("U.S. Plan") which provides for retirement benefits which are generally comparable with the Canadian Plans, but with a ceiling of 60% of annual average earnings and a maximum pensionable service of 35 years. The following table shows estimated annual retirement benefits, expressed as a percentage of annual average earnings during the three consecutive calendar years when they were the greatest, payable upon normal retirement at age 65 to persons in the indicated earnings and pensionable service classifications.

                                   U.S. PLAN

-----------------------------------------------------------------------------------------------------------------------------
          Average Annual                                          Years of Pensionable Service
                                    -------------------------------------------------------------------------------------
             Earnings
                ($)                       10             15             20             25             30             35
-----------------------------------------------------------------------------------------------------------------------------
        500,000 --  900,000              17%            25%            34%            42%            51%            59%
-----------------------------------------------------------------------------------------------------------------------------
      1,000,000 -- 2,000,000             17%            26%            34%            43%            51%            60%
-----------------------------------------------------------------------------------------------------------------------------

J.-P. Ergas participated in an Alcan-sponsored pension plan in the United Kingdom and also in a supplemental retirement benefit agreement which provides for a pension based on the terms of the U.S. Plan but in excess of statutory limitations in both countries. E.N. Santos participated in an Alcan-sponsored pension plan in Brazil, which is comparable to the U.S. Plan.

Deductions for Social Security

In the Canadian Plans, the retirement benefits described above are reduced by the excess (if any) of retirement benefits payable from non-Canadian social security and the Canada Pension Plan or the Quebec Pension Plan ("C/QPP") over the maximum retirement benefits under the C/QPP. The normal form of payment of pensions is a lifetime annuity with a guaranteed minimum of 60 monthly payments or a 50% lifetime pension to the surviving spouse.

Pensionable Earnings and Years of Pensionable Service

The 1998 pensionable earnings and estimated years of pensionable service on normal retirement at age 65 (subject to a maximum of 35 years where applicable) for the Named Executive Officers were as follows: J. Bougie, $939,408 and 33 years; J.-P. Ergas, $781,542 and 10 years; E.N. Santos, $772,992 and 35 years; R.L. Ball, $601,300 and 35 years; B.W. Sturgell, $567,967 and 25 years.

RETIRING ALLOWANCES

Upon his retirement, E.N. Santos will be paid a retiring allowance equal to $200,000 plus an amount determined at the rate of $10,000 per year from 1 August 1995 to his retirement date.

BOARD FEES

An employee of Alcan who is a Director is not entitled to receive fees for serving on the Board or on any Committee thereof.

COMPENSATION OF NON-EXECUTIVE DIRECTORS

FEES AND EXPENSES

During 1998, every Non-Executive Director was paid an annual fee of $25,000 and an additional annual fee of $5,000 for serving on a Committee of the Board, except for the Options Committee. If such Director also served as Chairman of a Committee, a further annual fee of $6,000 was paid. J.R. Evans, as Non-Executive Chairman of the Board, was paid a fee of $155,000 during 1998 in lieu of the above fees.

Non-Executive Directors are reimbursed for transportation and other expenses actually incurred in attending Board/Committee meetings. A travel fee of $1,000 is also payable to those Non-Executive Directors who require an extra day of travel to attend any Board/Committee meeting; during 1998, travel fees were paid as follows: P.H. Pearse, $8,000; Sir George Russell, $6,000; and G. Schulmeyer, $3,000.

SHARE INVESTMENT PLAN FOR DIRECTORS

Non-Executive Directors may invest all or part of their fees in Shares through the Share Investment Plan for Directors.

RETIREMENT ARRANGEMENTS

Under the Non-Executive Directors' Deferred Share Unit Plan, each Non-Executive Director is credited with a number of Directors' Deferred Share Units ("DDSUs"), as determined by the Board. At present, this number has been set at the equivalent of one DDSU for every $100 of Directors' fees (as described above, but excluding the travel fees) received by the Director. Until redemption, additional DDSUs are credited to each Director corresponding to dividends declared on the Shares. The DDSUs are redeemable only upon termination (retirement, resignation or death). The amount to be paid by Alcan upon redemption (which must be on or before 15 December of the calendar year next following the termination) will be calculated by multiplying the accumulated balance of DDSUs by the average price of a Share on the Montreal, Toronto and New York stock exchanges at the time of redemption.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

Non-Executive Directors

Non-Executive Directors and former Non-Executive Directors are not indebted to Alcan.

Option Loans to Executive Officers

The required details with regard to Option Loans given to Executive Officers are shown in the following table. The aggregate indebtedness of all Executive Officers and employees and former Executive Officers and employees of Alcan and its Subsidiaries (including the Named Executive Officers) to Alcan in respect of Option Loans at 8 February 1999 was $3,810,156.

The terms of Option Loans are described on page 19.

           TABLE OF INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
                               UNDER OPTION PLAN

------------------------------------------------------------------------------------------------------------------------------
        Name and Principal Position                                                            Financially
                                                                                 Amount          Assisted
                                                               Largest        Outstanding         Share
                                                                Amount           as at          Purchases
                                                             Outstanding       8 February      During 1998
                                             Involvement     During 1998          1999             (1)          Security for
                                               of Alcan          ($)              ($)              (#)          Indebtedness
------------------------------------------------------------------------------------------------------------------------------
 R.L. Ball           Executive Vice
                     President                  Lender          70,254             0                0               (2)
------------------------------------------------------------------------------------------------------------------------------
 G.P. Batt (3)       Treasurer                  Lender          62,471           62,471           4,000             (2)
------------------------------------------------------------------------------------------------------------------------------
 J. Bougie (4)       President and Chief
                     Executive Officer          Lender         459,342          434,652             0               (2)
------------------------------------------------------------------------------------------------------------------------------
 C. Chamberland      Executive Vice
                     President                  Lender          28,826           23,123             0               (2)
------------------------------------------------------------------------------------------------------------------------------
 E.P. LeBlanc        Executive Vice
                     President                  Lender          52,543           51,260           2,000             (2)
------------------------------------------------------------------------------------------------------------------------------
 G. Ouellet          Vice President             Lender          57,035           54,184             0               (2)
------------------------------------------------------------------------------------------------------------------------------
 E.N. Santos         Executive Vice
                     President                  Lender         265,046          251,096             0               (2)
------------------------------------------------------------------------------------------------------------------------------
 B.W. Sturgell       Executive Vice
                     President                  Lender          45,682           43,366           3,000             (2)
------------------------------------------------------------------------------------------------------------------------------
 S. Thadhani         Executive Vice
                     President                  Lender         116,923          111,077             0               (2)
------------------------------------------------------------------------------------------------------------------------------

(1) In respect of A Options only.

(2) Security for the indebtedness is provided by the deposit of the certificates representing the relevant Shares with CIBC Mellon Trust Company, as trustee, which holds the certificates registered in its name until full repayment of the particular Option Loan has been made to Alcan.

(3) G.P. Batt transferred to a Subsidiary during 1998.

(4) J. Bougie is a nominee proposed for election as Director.

Other Loans to Executive Officers

The required details with regard to loans other than Option Loans given to Executive Officers are shown in the following table. The aggregate indebtedness of all Executive Officers and employees and former Executive Officers and employees of Alcan and its Subsidiaries (including the Named Executive Officers) to Alcan in respect of loans other than Option Loans at 8 February 1999 was $2,292,464.

           TABLE OF INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
                          OTHER THAN UNDER OPTION PLAN

----------------------------------------------------------------------------------------------------------------------
                                                                             Largest Amount       Amount Outstanding
                                                           Involvement        Outstanding               as at
                                                             of Alcan         During 1998          8 February 1999
               Name and Principal Position                                        ($)                    ($)
----------------------------------------------------------------------------------------------------------------------
 C. Carroll          Vice President                           Lender            209,658                209,658
----------------------------------------------------------------------------------------------------------------------

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

Alcan carries insurance covering liability, including defence costs, of directors and officers of Alcan and its Subsidiaries, incurred as a result of their acting as such, except in the case of failure to act honestly and in good faith. The policy provides coverage against certain risks in situations where Alcan may be prohibited by law from indemnifying the directors or officers. The policy also reimburses Alcan for certain indemnity payments made by Alcan to such director or officer, subject to a $10 million deductible in respect of each insured loss.

The premium paid by Alcan for coverage in 1998 was $345,000 and the limit of insurance is $100 million per occurrence and in the aggregate per year.

APPOINTMENT OF AUDITORS

At the Meeting, Shareholders will be called upon to appoint Auditors to serve until the next Annual Meeting of Alcan and to authorize the Directors to fix the remuneration of the Auditors so appointed.

The Board of Directors and Management, on the advice of the Audit Committee, recommend that PricewaterhouseCoopers LLP (formerly Price Waterhouse), Montreal, Canada, be appointed as Auditors. Price Waterhouse have been the Auditors of Alcan since 1936.

A representative of PricewaterhouseCoopers LLP will be present at the Meeting and will have the opportunity to make a statement should he desire to do so. He will also be available to answer questions.

SPECIAL BUSINESS: AMENDMENT AND RESTATEMENT OF THE SHAREHOLDER RIGHTS PLAN

The Shareholders will be asked at the Meeting to adopt a resolution to amend and restate the existing Shareholder Rights Plan ("Rights Plan") which is set out in full in the Shareholder Rights Agreement ("Plan Agreement") between Alcan and CIBC Mellon Trust Company (successor to The Royal Trust Company) as trustee ("Rights Agent") dated 14 December 1989, as subsequently amended. The resolution is set out in Schedule A hereto, and the complete text of the Plan Agreement (including the amendments now proposed) is set out in Schedule B hereto.

The purpose of the resolution is to enable Alcan to continue to have in place the protection afforded by a rights plan beyond the expiry of the existing Rights Plan (14 December 1999). The resolution extends that termination date and makes the other amendments suitable to the form of plans being adopted by Canadian companies currently.

Passage of the resolution mentioned above will require approval by a majority of the votes cast on the matter at the Meeting. According to the terms of the Plan Agreement, any Shareholder who, at the time of the vote, is an Acquiring Person (as defined in the Plan Agreement) or any person who has made or announced an intention to make a Take-Over Bid (as defined in the Plan Agreement) will not be eligible to participate in the vote.

At the present time, Alcan has no knowledge of any take-over bid, or any intended take-over bid, from any person.

If the Rights Plan is amended as proposed in the resolution in Schedule A, it will continue in effect until 1 May 2008, unless terminated earlier in accordance with its terms. If the said resolution is not adopted, the existing Rights Plan will remain in effect until 14 December 1999, unless terminated earlier.

The Rights Plan does not in any way alter the financial condition of Alcan or its current business plans.

The Board of Directors has determined that having a rights plan continues to be in the best interests of Alcan and its Shareholders.

Background to the Rights Plan

The primary objective of the Rights Plan is to provide the Board with sufficient time to explore and develop alternatives for maximizing Shareholder value if a take-over bid is made for Alcan and to provide every Shareholder with an equal opportunity to participate in such a bid. The Rights Plan encourages a potential acquiror to proceed either by way of a Permitted Bid (as defined in the Plan Agreement), which requires the take-over bid to satisfy certain minimum standards designed to promote fairness, or with the concurrence of the Board.

The Board of Directors believes that the current legislation in Canada, which permits a take-over bid to expire in as little as 21 calendar days after it is made, does not provide the Board with adequate time to evaluate and respond to a take-over bid in the best interests of the Shareholders. The key objective of the Board in a take-over bid context will be to maximize value for Shareholders. The Rights Plan creates a sufficient opportunity for the Board, in the face of a take-over bid, to make a proper recommendation to the Shareholders -- whether to accept the bid, or to negotiate with the bidder for a higher value or to explore and develop alternatives for maximizing Shareholder value, such as, locating other potential bidders or to develop a corporate restructuring alternative.

As for the Shareholders themselves, a 21-day bid period may not provide sufficient time to consider a take-over bid and the recommendations of the Board (including alternatives to the bid) and, thus, to make a fully informed decision. The Rights Plan helps address these issues.

A large percentage of Alcan Shares are currently held in the United States of America. The Rights Plan is intended to ensure equal treatment of Shareholders and prevent an acquiror from exploiting differences in Canadian and United States securities laws in a way that could be detrimental to some Shareholders.

While the Rights Plan is intended to regulate certain aspects of take-over bids for Alcan, it is not intended to deter a bona fide attempt to acquire control of Alcan if the offer is made fairly. The Rights Plan does not diminish or otherwise affect the duty of the Board to give due and proper consideration to any offer that is made and to act honestly, in good faith and in the best interests of the Shareholders.

The Rights Plan may be terminated by the Board with Shareholder approval through a redemption process prior to the accumulation of 20% or more of the Shares by any person or group of persons. The Rights Plan will not interfere with any amalgamation or other business reorganization approved by the Board. Nor does the Rights Plan inhibit any Shareholder from utilizing the proxy mechanism of the Canada Business Corporations Act to promote a change in the management or direction of Alcan, including the right of holders of not less than 5% of the outstanding Shares to requisition a meeting of Shareholders for the purpose of transacting proper corporate business.

In contrast to many rights plans adopted in the United States, the Rights Plan has a Permitted Bid feature which allows a take-over bid to proceed in the face of the Rights Plan even if the Board does not support the bid, provided that the bid meets certain minimum specified standards of fairness and disclosure. Specifically, the Permitted Bid procedure allows persons to make a take-over bid for all or part of the outstanding Shares, provided it is made to all Shareholders, and is held open for a specified period longer than the statutory period required by the Canada Business Corporations Act, which is only 21 calendar days. The Permitted Bid procedure provides Shareholders and the Board with this additional time to assess a bid properly and to permit alternative bids to emerge. If more than 50% of the Shares held by parties other than the bidder, its affiliates and associates are tendered and not withdrawn at the end of the specified period, the bid may proceed and must be held open for an additional 10 business days to allow Shareholders who have not tendered their Shares additional time to do so after having had an opportunity to determine that the bid will otherwise be successful. This two-stage requirement, which separates evaluation of the bid from the tender process, helps remove any element of coercion that might otherwise be present in a one-stage bid process.

Amendments Now Proposed

The Rights Plan was adopted on 14 December 1989 and has been amended subsequently, the last amendment being made on 27 April 1995. The following are the highlights of the amendments which will be proposed to be made to the Rights Plan at the Meeting:

-  the Rights Plan will terminate on 1 May 2008,

- the Rights Plan must be reconfirmed by the Shareholders at the annual meetings of the Shareholders in each of the years 2002 and 2005,

- the definition of "Beneficial Owner" will be modified to exclude a person holding voting rights over Shares,

-  certain residual discretion of the Board will be removed, and

- a Permitted Bid must remain open for 60 calendar days instead of 75 calendar days.

Prior to the Meeting, Alcan may propose further amendments to the Plan Agreement which the Board may in good faith deem necessary or desirable. Alcan will issue a press release relating to any significant amendment so proposed and will advise the Shareholders of any such amendment at the Meeting.

Summary of the Rights Plan (including the amendments now proposed)

References in italics to Sections below are to Sections of the Plan Agreement, the text of which is set out in Schedule B hereto.

Pursuant to the Plan Agreement, one right ("Right") to purchase additional securities, subject to the terms and conditions of the Plan Agreement, has been issued for each Share outstanding and Rights will likewise be issued in respect of Shares issued in the future until the Separation Time (as defined below) or until the termination of the Rights Plan. The Rights are not exercisable until the Separation Time. (Section 2.01)

Until the Separation Time (or earlier termination or expiration of the Rights), the Rights are evidenced by the certificates for the Shares to which the Rights attach. The Rights are transferred with, and only with, the associated Shares. Furthermore, until such time, Share certificates issued will contain a notation incorporating the Plan Agreement by reference. (Section 2.01)

The Rights will separate and trade independently of the Shares after the Separation Time. (Section 2.01)

Promptly following the Separation Time, separate certificates evidencing the Rights ("Rights Certificates") will be given to holders of record of Shares as of the close of business at the Separation Time and such separate Rights Certificates alone will evidence the Rights. (Section 2.01)

The Separation Time is the close of business on the tenth business day after either the first date that a person has acquired beneficial ownership of 20% or more of the Shares, or the date of commencement or announcement of a Take-Over Bid. (Section 1.01)

The Exercise Price and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Shares,
(ii) upon the grant to Shareholders of certain rights or warrants to subscribe for the Shares or convertible securities at less than the current market price of the Shares, or (iii) upon distribution to Shareholders of evidences of indebtedness or assets (excluding Regular Periodic Cash Dividends as defined in the Plan Agreement) or of rights or warrants (other than those referred to above). (Section 2.03)

A Flip-In Event occurs when a Person becomes an Acquiring Person. (Section 1.01) Upon the occurrence of a Flip-In Event, each Right (except for Rights beneficially owned by an Acquiring Person or a person acting in concert with an Acquiring Person or certain transferees of an Acquiring Person, which Rights shall be void) shall constitute the right to receive, upon the exercise thereof at the then current Exercise Price of the Right, Shares having an aggregate Market Price on the date of occurrence of such Flip-In Event equal to twice the Exercise Price. For example, if at the time of the Flip-In Event, the Exercise Price is $200 and the Shares have a Market Price of $50, the holder of each Right will be entitled to receive $400 in market value of the Shares (8 Shares) for $200, i.e. at a 50% discount. (Section 3.01)

The Board of Directors may, upon notice delivered to the Rights Agent, determine to waive the application of the provisions of the Flip-In Event section of the Plan Agreement to a particular Flip-In Event or any particular acquisition or other transaction or event that would, but for the waiver, constitute or result in a Flip-In Event, provided that such waiver shall automatically constitute a waiver of the application of such provisions to all contemporaneous Flip-In Events. (Section 5.01)

At every third annual meeting following the Meeting, the Board of Directors shall submit a resolution to the Shareholders for approval ratifying the continued existence of the Rights Plan. If a majority of the votes cast on such a resolution is against the continued existence of the Rights Plan, then the Plan Agreement, the Rights Plan and any outstanding Rights shall be of no further force or effect. (Section 5.16)

Any Person who makes a take-over bid in compliance with the provisions of a Permitted Bid will not become an Acquiring Person (Section 1.01). The requirements of a Permitted Bid (Section 6.01) include the following:

- the bid, which may be for all or part of the Shares of a particular class, must be made to all holders thereof,

- the bid must remain outstanding for a minimum period of 60 calendar days after which period the Shares may be taken up and paid for only if more than 50% of the Shares held by Independent Shareholders (as defined in the Plan Agreement) have been tendered and not withdrawn, and

- if more than 50% of the Shares held by Independent Shareholders have been tendered and not withdrawn at the end of the above-mentioned 60-day period, the bid must remain open for an additional 10 business days.

A competing Permitted Bid may proceed contemporaneously provided it expires no earlier than the initial Permitted Bid and is outstanding for a minimum period of 21 calendar days. (Section 6.02)

The Company may from time to time supplement or amend the Plan Agreement with the approval of the Rights Agent but without the consent of the holders of the Rights or the holders of the Shares in order to correct a clerical or typographical error or in order to maintain the validity of the Plan Agreement as a result of a change in applicable legislation or regulation, provided that such latter change is subsequently approved by the holders of the Shares or the holders of the Rights, as applicable. (Section 5.04)

Until a Right is exercised, the holder thereof, as such, will have no rights as a Shareholder including, without limitation, the right to vote or to receive dividends. (Section 5.07)

Tax Consequences

For Canadian federal income tax purposes, Alcan has not had any income as a result of the issuance of the Rights. Under the Income Tax Act (Canada) (the "Act"), the issuance of the Rights may be a taxable benefit which must be included in the income of the recipient. However, no amount must be included in the income of the recipient if the Rights do not have a monetary value at the date of issue. Alcan views the Rights as currently having negligible monetary value. A holder of Rights may have income or be subject to withholding tax under the Act if the Rights become exercisable, are exercised or are otherwise disposed of. This statement does not address the Canadian income tax consequences of other events, e.g., separation of the Rights from Shares, a Flip-In Event, lapse of Alcan's right to redeem the Rights and redemption of the Rights.

For United States federal income tax purposes, the adoption and approval of the resolution amending and restating the Rights Plan should not be a taxable transaction to the Shareholders. The United States federal income tax consequences of other events in connection with the Rights Plan, e.g., separation of the Rights from the Shares, a Flip-In Event, lapse of Alcan's right to redeem the Rights, redemption of the Rights and exercise of the Rights, are uncertain. The tax consequences, including the likelihood that an event will be a taxable transaction (which, in certain cases, is probable) or, if taxable, whether it is a distribution or a sale or exchange of a Right, can vary depending on the facts and circumstances at the time of the event.

Shareholders should consult their own tax advisors regarding the consequences of approval of the resolution and of receiving, holding, exercising, exchanging or otherwise disposing of the Rights.

APPROVAL OF BOARD OF DIRECTORS

The Board of Directors has approved the contents of this Management Proxy Circular and its issue to Shareholders.
                                                                     (Signature)

                                                                        P.K. Pal
                                                                 Vice President,
                                               Chief Legal Officer and Secretary

                                                                      SCHEDULE A

            AMENDMENT AND RESTATEMENT OF THE SHAREHOLDER RIGHTS PLAN

THAT, the Shareholder Rights Plan as amended and restated in its entirety in Schedule B of the Management Proxy Circular dated 3 March 1999, which reproduces the entire Shareholder Rights Agreement between the Company and CIBC Mellon Trust Company (successor to The Royal Trust Company), be and is hereby approved.

                      ------------------------------------

                                                                      SCHEDULE B

                          SHAREHOLDER RIGHTS AGREEMENT

                                                                PAGE
                                                                ----
ARTICLE 1 -- INTERPRETATION
1.01 Definitions............................................      32
1.02 Headings...............................................      39
1.03 Extended Meanings......................................      40
1.04 Currency...............................................      40
1.05 Schedule...............................................      40
1.06 Language Clause........................................      40
1.07 Acting Jointly or in Concert...........................      40
1.08 As Now Enacted.........................................      40
ARTICLE 2 -- THE RIGHTS
2.01 Initial Exercise Price, Exercise of Rights and
  Detachment of Rights......................................      40
2.02 Legend on Common Share Certificates....................      42
2.03 Adjustments............................................      43
2.04 Date on Which Exercise is Effective....................      46
2.05 Execution, Authentication, Delivery and Dating of
  Rights Certificates.......................................      46
2.06 Registration of Rights.................................      46
2.07 Mutilated, Destroyed, Lost and Stolen Rights
  Certificates..............................................      47
2.08 Persons Deemed Owners..................................      47
2.09 Delivery and Cancellation of Certificates..............      48
2.10 Agreement of Rights Holders............................      48
ARTICLE 3 -- EFFECT OF CERTAIN TRANSACTIONS
3.01 Flip-In Event..........................................      48
ARTICLE 4 -- THE RIGHTS AGENT
4.01 General................................................      49
4.02 Merger or Consolidation or Change of Name of the Rights
  Agent.....................................................      50
4.03 Entitlements of the Rights Agent.......................      50
4.04 Change of the Rights Agent.............................      52
ARTICLE 5 -- MISCELLANEOUS
5.01 Redemption, Waiver and Termination.....................      52
5.02 Expiration.............................................      53
5.03 Issuance of New Rights Certificates....................      53
5.04 Supplements and Amendments.............................      53
5.05 Fractional Rights and Fractional Shares................      54
5.06 Rights of Action.......................................      55
5.07 Holder of Rights Not Deemed to be a Shareholder........      55
5.08 Notices................................................      55
5.09 Costs of Enforcement...................................      56
5.10 Benefit of the Agreement...............................      56
5.11 Governing Law..........................................      56
5.12 Counterparts...........................................      56
5.13 Severability...........................................      56
5.14 Determinations and Actions by the Board................      57
5.15 Effective Date.........................................      57
5.16 Re-confirmation after Three Years......................      57
5.17 Regulatory Approvals...................................      57
5.18 Declaration as to Non-Canadian Holders.................      57
ARTICLE 6 -- PERMITTED BIDS
6.01 Permitted Bids.........................................      58
6.02 Competing Permitted Bids...............................      58
Schedule 1..................................................      60

                          SHAREHOLDER RIGHTS AGREEMENT

THIS AGREEMENT made as of 14 December 1989, amended on 8 February 1990 and 5 March 1990, approved by the Shareholders on 26 April 1990, further amended and restated on 2 March 1995 and 24 April 1995, reconfirmed by the Shareholders on 27 April 1995 and amended and restated on 22 April 1999

B E T W E E N:

           ALCAN ALUMINIUM LIMITED, a corporation incorporated under the laws of Canada (hereinafter referred to as the "Corporation"),
                                                   OF THE FIRST PART,

A N D:

           CIBC MELLON TRUST COMPANY, a trust company incorporated under the laws of Canada (hereinafter referred to as the "Rights Agent"),
                                                   OF THE SECOND PART

WITNESSES that:

WHEREAS the Board has determined that it is advisable for the Corporation to adopt and maintain a shareholder rights plan inter alia in order to (i) provide a framework in which Take-Over Bids for the Corporation can be made for the Voting Shares of the Corporation including providing the Board with sufficient time to explore and develop alternatives, (ii) facilitate the maximization of shareholder values if a substantial portion of the Voting Shares is to be acquired by any Person, and (iii) protect the Corporation and its shareholders from abusive acquisition tactics or acquisitions which may not be in the best interests of the Corporation;

AND WHEREAS it is not the intention of the Board to adopt the Rights Plan as a means of preventing or deterring any Person from seeking to acquire the Voting Shares, provided they do so fairly, or of foreclosing the ability of the Board to take any action that in its discretion it considers reasonable in the circumstances of any such transaction;

AND WHEREAS, in order to implement the Rights Plan, the Board authorized and declared a distribution of one Right effective 8:15 p.m. (Eastern Standard Time) 14 December 1989 ("Record Time") in respect of each Common Share outstanding as at the Record Time and has authorized the issuance of one Right in respect of each Common Share issued after such date and prior to the earlier of the Separation Time and the Expiration Time;

AND WHEREAS each Right entitles the holder thereof, after the Separation Time but prior to the Expiration Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

AND WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation in connection with the issuance, transfer, exchange and replacement of Rights Certificates, the exercise of the Rights and the other matters relating to the Corporation referred to herein and to act as the trustee for the holders of the Rights in connection with the promise of the Corporation herein to issue Rights Certificates to the Rights Agent for distribution to the holders of Common Shares after the Separation Time, and the Rights Agent is willing to so act;

NOW THEREFORE in consideration of the premises and the agreements herein contained the parties hereto agree as follows:

                          ARTICLE 1 -- INTERPRETATION

1.01  DEFINITIONS

For purposes of this Agreement, the following terms have the meanings indicated:

(a) "Agreement" means this agreement and all amendments made hereto by written agreement between the Corporation and the Rights Agent.

(b) "Acquiring Person" means any Person (other than the Corporation or any Subsidiary of the Corporation) who is a Beneficial Owner of 20% or more of the outstanding Voting Shares. Notwithstanding the foregoing, no Person shall become an "Acquiring Person"

      (i) (A) as a result of the purchase, redemption or other acquisition of Voting Shares by the Corporation which, by reducing the number of Voting Shares then outstanding, increases the proportionate number of shares Beneficially Owned by such Person to 20% or more of the Voting Shares then outstanding;

           (B) as a result of share acquisitions made pursuant to a Permitted Bid or Competing Permitted Bid;

           (C) as a result of share acquisitions made pursuant to a Permitted Acquisition;

           (D) as a result of an Exempt Acquisition; or

           (E) as a result of a Convertible Security Acquisition;

      provided, however, that if a Person becomes the Beneficial Owner of 20% or more of the Voting Shares then outstanding as a result of a purchase, redemption or other acquisition of Voting Shares by the Corporation as provided for in clause (A) above, or as a result of a Permitted Bid or Competing Permitted Bid as provided for in clause (B) above, or as a result of a Permitted Acquisition as provided for in clause (C) above, or as a result of the waiver of the application of Section 3.01 pursuant to
      Section 5.01(2) as provided for in clause (D) above, or as a result of a Convertible Security Acquisition as provided for in clause (E) above, or as a result of any combination of acquisitions referred to in clauses (A) to (E) above, and after such acquisition or acquisitions such Person becomes the Beneficial Owner of more than an additional 1% of the Voting Shares then outstanding other than pursuant to clauses (A), (B), (C), (D) or (E) above or any combination thereof, such Person shall thereupon immediately be deemed to be an "Acquiring Person";

      (ii) as a result of such person (a "Grandfathered Person") being the Beneficial Owner of 20% or more of the outstanding Voting Shares of the Corporation determined as at the Record Time provided, however, that this exception shall not be, and shall cease to be, applicable to such Grandfathered Person in the event that such Grandfathered Person shall, after the Record Time, become the Beneficial Owner of any additional Voting Shares of the Corporation that increase its Beneficial Ownership of Voting Shares by more than 1% of the number of Voting Shares outstanding as at the Record Time, other than as a result of a Permitted Bid, a Competing Permitted Bid, a Permitted Acquisition or any Take-Over Bid in respect of which a waiver is, or is deemed to have been, granted under Section 5.01(2);

      (iii) for a period of ten calendar days after the Disqualification Date (as defined below), where such Person becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of such Person becoming disqualified from relying on Section 1.01(e)(v) solely because such Person or the Beneficial Owner of such Voting Shares is making or has announced an intention to make a Take-Over Bid, either alone or by acting jointly or in concert with any other Person. For the purposes of this definition, "Disqualification Date" means the first date of public announcement that any Person is making or has announced an intention to make a Take-Over Bid;

      (iv) being an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 20% or more of the Voting Shares in connection with a distribution of securities of the Corporation.

(c) "Affiliate" when used to indicate a relationship with a specified Person, shall mean a Person that controls, or is controlled by, or is under common control with, such specified Person.

(d) "Associate" means, when used to indicate a relationship with a specified Person, a spouse of that Person or any Person with whom that Person is living in a conjugal relationship outside marriage or a child of that Person or a relative of that Person who has the same residence as that Person.

(e) A Person shall be deemed to be the "Beneficial Owner" of and to have "Beneficial Ownership" of and to "Beneficially Own" any securities which:

      (i) such Person or any of such Person's Affiliates or Associates owns at law or in equity;

      (ii) such Person or any of such Person's Affiliates or Associates has the right to become the owner of at law or in equity (whether such right is exercisable immediately or within a period of 60 calendar days thereafter and whether or not on condition or on the happening of any contingency), (A) upon the exercise of any Convertible Securities or
         (B) pursuant to any agreement, arrangement, pledge or understanding, whether or not in writing, (other than (x) customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a public offering or private placement of securities and (y) pledges of securities in the ordinary course of business) or upon the exercise of any conversion right, exchange right, share purchase right (other than the Rights), warrant or option; or

      (iii) without limiting the generality of the foregoing, are beneficially owned within the meaning of paragraphs (i) and (ii) of this definition by any other Person with which such Person is acting jointly or in concert;

      provided, however, that a Person shall not be deemed to be the "Beneficial Owner" of or to have "Beneficial Ownership" of or to "Beneficially Own" any security:

      (iv) where such security has been, or has agreed to be, deposited or tendered pursuant to a Lock-up Agreement, or is otherwise deposited or tendered, to any Take-Over Bid made by such Person or by any of such Person's Affiliates or Associates or made by any Person acting jointly or in concert with such Person until such deposited or tendered security has been taken up and paid for, whichever shall first occur;

      (v) where such Person, any of such Person's Affiliates or Associates or any other Person acting jointly or in concert with such Person holds such security provided that:

         (A) the ordinary business of any such Person (the "Investment Manager") includes the management of investment funds for others (which others, for greater certainty, may include or be limited to one or more employee benefit plans or pension plans) and such security is held by the Investment Manager in the ordinary course of such business in the performance of such Investment Manager's duties for the account of any other Person (a "Client");

         (B) such Person (the "Trust Company") is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an "Estate Account") or in relation to other accounts (each an "Other Account") and holds such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person or for such other accounts;

         (C) such Person is established by statute for purposes that include, and the ordinary business or activity of such Person (the "Statutory Body") includes, the management of investment funds for employee benefit plans, pension plans, insurance plans or various public bodies;

         (D) such Person (the "Administrator") is the administrator or trustee of one or more pension funds or plans (a "Plan"), or is a Plan, registered under the laws of Canada or any Province thereof or the laws of the United States of America or any State thereof;

         provided, in any of the above cases, that the Investment Manager, the Trust Company, the Statutory Body, the Administrator or the Plan, as the case may be, is not then making a Take-Over Bid or has not then announced an intention to make a Take-over Bid alone or acting jointly or in concert with any other Person, other than an Offer to Acquire Voting Shares or other securities (x) pursuant to a distribution by the Corporation (y) by means of a Permitted Bid or (z) by means of ordinary market transactions (including prearranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market;

      (vi) where such Person is:

         (A) a Client of the same Investment Manager as another Person on whose account the Investment Manager holds such security,

         (B) an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security, or

         (C) a Plan with the same Administrator as another Plan on whose account the Administrator holds such security;

      (vii) where such Person is:

         (A) a Client of an Investment Manager and such security is owned at law or in equity by the Investment Manger,

         (B) an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company, or

         (C) a Plan and such security is owned at law or in equity by the Administrator of the Plan; or

      (viii) where such Person is a registered holder of such security as a result of carrying on the business of, or acting as a nominee of, a securities depositary.

      For the purposes of this Agreement, in determining the percentage of the outstanding Voting Shares with respect to which a Person is the Beneficial Owner, all Voting Shares of which such Person is or is deemed to be the Beneficial Owner shall be deemed to be outstanding.

(f)  "Board" means the board of directors of the Corporation.

(g) "Business Day" means any day, other than a Saturday or Sunday, on which banks are generally open for business in the City of Montreal.

(h) "Canadian-U.S. Exchange Rate" means, on any date, the inverse of the U.S.-Canadian Exchange Rate in effect on such date.

(i) "Canadian Dollar Equivalent" of any amount which is expressed in United States dollars means, on any date, the Canadian dollar equivalent of such amount determined by multiplying such amount by the U.S.-Canadian Exchange Rate in effect on such date.

(j) "close of business" means, with respect to any date, the time on such date at which the offices of the Rights Agent in the City of Montreal are, after having been open to the public for business, closed to the public.

(k) "Common Shares", when used with reference to the Corporation, means the common shares in the capital of the Corporation and, when used with reference to any Person other than the Corporation, means the class of shares in the capital of such other Person with the greatest voting power per share.

(l)  "Competing Permitted Bid" has the meaning set out in Section 6.02.

(m) "controlled": a corporation is "controlled" by another Person if:

      (i) securities entitled to vote in the election of directors carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or on behalf of the other person; and

      (ii) the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such corporation;

      and "controls", "controlling" and "under common control with" shall be interpreted accordingly.

(n)  "Convertible Securities" means at any time:

      (i) any right (contractual or otherwise and regardless of whether such right constitutes a security) to acquire Voting Shares from the Corporation; and

      (ii) any securities issued by the Corporation from time to time (other than a Right) carrying any exercise, conversion or exchange right;

      which is then exercisable or exercisable within a period of 60 calendar days from that time, pursuant to which the holder thereof may acquire Voting Shares or other securities which are convertible into, exercisable or exchangeable for Voting Shares (in each case, whether such right is then exercisable or exercisable within a period of 60 calendar days from that time and whether or not on condition or the happening of any contingency).

(o) "Convertible Security Acquisition" means the acquisition of Voting Shares upon the exercise of a Convertible Security received by a Person pursuant to a Permitted Acquisition.

(p) "Dividend Reinvestment Acquisition" shall mean an acquisition of Voting Shares of any class pursuant to a Dividend Reinvestment Plan.

(q) "Dividend Reinvestment Plan" means a regular dividend reinvestment or other plan of the Corporation made available by the Corporation to holders of its securities where such plan permits the holder to direct that some or all of:

      (i)  dividends paid in respect of shares of any class of the Corporation;

      (ii)  proceeds of redemption of shares of the Corporation;

      (iii) interest paid on evidences of indebtedness of the Corporation; or

      (iv) optional cash payments;

      be applied to the purchase from the Corporation of Voting Shares.

(r)   "Election to Exercise" has the meaning set out in Section 2.01(4).

(s) "Exempt Acquisition" means a share acquisition in respect of which the Board has waived the application of Section 3.01 pursuant to the provisions of Sections 5.01(2).

(t) "Exercise Price" means, as of any date, the price at which a holder may purchase the securities issuable upon the exercise of one Right which, until the adjustment thereof in accordance with the provisions hereof, shall equal $200.

(u)   "Expansion Factor" has the meaning set out in Section 2.03(2)(e).

(v)   "Expiration Time" means the earlier of:

      (i)  the Termination Time, or

      (ii) subject to Sections 5.15 and 5.16, the close of business on May 1, 2008 .

(w) "Flip-In Event" means a transaction or event in which any Person becomes an Acquiring Person.

(x)   "holder" has the meaning set out in Section 2.08.

(y) "Independent Shareholders" means holders of Voting Shares, but shall not include any Acquiring Person or any Offeror (including an Offeror who is making a Permitted Bid or Competing Permitted Bid) other than any Person who by virtue of Section 1.01 (e) (v) is not deemed to Beneficially Own the Voting Shares held by such Person, any Affiliate or Associate of any such Acquiring Person or Offeror or any Person acting jointly or in concert with such Acquiring Person or Offeror, or Persons with rights or powers under any employee stock ownership plans, benefit plans, deferred profit sharing and any other similar plan or trust for the benefit of employees of the Corporation or a Subsidiary of the Corporation, unless the beneficiaries of such plan or trust direct the manner in which such Voting Shares are to be voted or direct whether the Voting Shares are to be tendered to a Take-Over Bid.

(z) "Lock-up Agreement" means an agreement between an Offeror, any of its Affiliates or Associates or any other Person acting jointly or in concert with the Offeror and a Person (the "Locked-up

      Person") who is not an Affiliate or Associate of the Offeror or a Person acting jointly or in concert with the Offeror whereby the Locked-up Person agrees to deposit or tender the Voting Shares held by the Locked-up Person to the Offeror's Take-Over Bid or to any Take-Over Bid made by any of the Offeror's Affiliates or Associates or made by any other Person acting jointly or in concert with the Offeror, where the agreement permits the Locked-up Person to withdraw the Voting Shares from the agreement in order to tender or deposit the Voting Shares to another Take-Over Bid that contains an offering price for each Voting Share that is at least 5% higher than the offering price contained in or proposed to be contained in the Take-Over Bid that the Locked-up Person has agreed to deposit or tender Voting Shares pursuant to the Lock-up Agreement.

(aa) "Market Price" per share of any securities on any date of determination shall mean the average of the daily Closing Prices Per Share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.03 hereof shall have caused the closing prices used to determine the Market Price on any Trading Day not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.03 hereof in order to make it fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The "Closing Price Per Share" of any securities on any date shall be:

      (i) the closing board lot sale price or, if such price is not available, the average of the closing bid and asked prices, for each share as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The Toronto Stock Exchange, or if not so listed or admitted to trading, The Montreal Exchange;

      (ii) if the securities are not listed or admitted to trading on The Toronto Stock Exchange or The Montreal Exchange, the last sale price, regular way, or, in the case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of such securities as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange;

      (iii) if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on any of The Toronto Stock Exchange, The Montreal Exchange or the New York Stock Exchange, the average of the high bid and low asked prices for each share of such securities in the over-the-counter market if such high bid and low asked prices are regularly published in a newspaper or business or financial publication of regular or paid circulation; or

      (iv) if on any such date the securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities;

      provided, however, that if on any such date the securities are not traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of securities on such date as determined by a nationally or internationally recognized Canadian investment dealer (or investment banker) with respect to the fair value per share of such securities. The Market Price shall be expressed in United States dollars and if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in Canadian dollars, such amount shall be translated into United States dollars at the U.S. Dollar Equivalent thereof on the relevant Trading Day.

(bb) "Offer to Acquire" includes:

      (i) an offer to purchase, or a solicitation of an offer to sell, Voting Shares, and

      (ii) an acceptance of an offer to sell Voting Shares, whether or not such offer to sell has been solicited, or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell.

(cc) "Offeror" means any Person who has announced an intention to make or who is making, but has not completed, a Take-Over Bid (including a Permitted Bid or a Competing Bid) but only so long as the Take-Over Bid so made or announced has not been withdrawn or terminated or has not expired.

(dd) "Offeror's Securities" means Voting Shares Beneficially Owned on the date of an Offer to Acquire by an Offeror.

(ee) "Permitted Acquisition" means an acquisition by a Person of Voting Shares pursuant to:

      (i)  a Dividend Reinvestment Acquisition;

      (ii) a stock dividend, stock split or other event in respect of securities of the Corporation of one or more particular classes or series pursuant to which such Person becomes the Beneficial Owner of Voting Shares on the same pro rata basis as all other holders of securities of the particular class, classes or series;

      (iii) the acquisition or the exercise by the Person of only those rights to purchase Voting Shares distributed to that Person in the course of a distribution to all holders of securities of the Corporation of one or more particular classes or series pursuant to a rights offering or rights offering prospectus; or

      (iv) a distribution by the Corporation of Voting Shares or Convertible Securities (and the conversion or exchange of such), made pursuant to a prospectus or by way of a private placement, provided that the Person does not thereby acquire a greater percentage of such Voting Shares, or securities convertible into or exchangeable for Voting Shares, so offered than the Person's percentage of Voting Shares Beneficially Owned immediately prior to such acquisition.

(ff)   "Permitted Bid" has the meaning set out in Section 6.01.

(gg) "Person" includes any individual, partnership, association, body corporate, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative or entity and any successor thereto.

(hh) "Record Time" has the meaning ascribed to that term in the third recital hereto.

(ii) "Regular Periodic Cash Dividend" means cash dividends declared payable on the Common Shares of the Corporation and paid at regular intervals in any fiscal year of the Corporation to the extent that such cash dividends do not in any fiscal year exceed, in the aggregate, the greatest of:

      (i) 200% of the aggregate amount of cash dividends declared payable by the Corporation on its Common Shares in its immediately preceding fiscal year,

      (ii) 300% of the average of the aggregate amounts of cash dividends declared payable by the Corporation on its Common Shares in its three immediately preceding fiscal years, and

      (iii) 100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

(jj) "Right" means the right of each holder of Common Shares to purchase additional securities upon and subject to the terms and conditions hereof.

(kk) "Rights Agent" means CIBC Mellon Trust Company or any successor thereto appointed pursuant to Section 4.04.

(ll)   "Rights Certificate" has the meaning set out in Section 2.01(3)(c).

(mm) "Rights Plan" means the shareholder rights plan established hereby.

(nn) "Rights Register" has the meaning set out in Section 2.06(1).

(oo) "Rights Registrar" has the meaning set out in Section 2.06(1).

(pp) "Separation Time" means the close of business on the tenth Business Day after the earliest of:

      (i)  the Stock Acquisition Date;

      (ii) the date of the commencement of, or the first public announcement of the intent of any Person (other than a Person making a Permitted Bid or Competing Permitted Bid or the Corporation or any Subsidiary of the Corporation) to commence a Take-Over Bid (other than a Permitted Bid or a Competing Permitted Bid, as the case may be); and

      (iii) the date on which a Permitted Bid or Competing Bid ceases to qualify as such or on such later day as the Board shall determine acting in good faith; provided that, if any such Take-Over Bid expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-Over Bid shall be deemed, for the purposes of this definition, never to have been made.

(qq) "Stock Acquisition Date" means the first date of public announcement by the Corporation or an Acquiring Person that an Acquiring Person has become such.

(rr) "Subsidiary": a corporation shall be a Subsidiary of another corporation if:

      (i)  it is controlled by:

         (A) that other, or

         (B) that other and one or more corporations each of which is controlled by that other, or

         (C) two or more corporations each of which is controlled by that other, or

      (ii)  it is a Subsidiary of a corporation that is that other's Subsidiary.

(ss) "Take-Over Bid" means an Offer to Acquire Voting Shares where the Voting Shares subject to the Offer to Acquire, together with the Offeror's Securities, constitute in the aggregate 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire.

(tt) "Termination Time" means the time at which the right to exercise the Rights shall terminate pursuant to Section 5.01 hereof.

(uu) "Trading Day", when used with respect to any securities, shall mean a day on which the principal securities exchange in Canada or the United States of America on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any securities exchange in Canada or the United States of America, a Business Day.

(vv)  "U.S.-Canadian Exchange Rate" means, on any date:

      (i) if on such date the Bank of Canada sets a noon spot rate of exchange for the conversion of United States dollars into Canadian dollars, such rate, or

      (ii) in any other case, the rate for the conversion of United States dollars into Canadian dollars as determined by the Board acting in good faith.

(ww) "U.S. Dollar Equivalent" of any amount which is expressed in Canadian dollars means, on any date, the United States dollar equivalent of such amount determined by multiplying such amount by the Canadian-U.S. Exchange Rate in effect on such date.

(xx) "Voting Shares" means the Common Shares of the Corporation and any other shares in the capital of the Corporation entitled to vote generally in the election of directors.

1.02  HEADINGS

The division of this Agreement into Articles and Sections and the insertion of headings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.03  EXTENDED MEANINGS

In this Agreement words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine gender and vice versa.

1.04  CURRENCY

All references to currency herein are to lawful money of the United States of America unless otherwise specified.

1.05  SCHEDULE

The form of the Rights Certificate is annexed hereto as Schedule 1 and incorporated by reference and deemed to be a part hereof.

1.06  LANGUAGE CLAUSE

Les parties aux presentes ont exige que la presente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en decouleront soient rediges en langue anglaise. The parties hereto have required that this Agreement and all documents and notices related thereto or resulting therefrom be drawn up in English.

1.07  ACTING JOINTLY OR IN CONCERT

For purposes of this Agreement, a Person is acting jointly or in concert with every Person who is a party to any agreement, commitment or understanding, whether formal or informal, with the first Person or any Associate or Affiliate thereof for the purpose of acquiring or offering to acquire Voting Shares (other than customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a public offering or private placement of securities or pledges of securities in the ordinary course of business).

1.08  AS NOW ENACTED

For the purposes of this Agreement, references to statutes, as now enacted, shall mean as in force and effect on April 22, 1999.

                            ARTICLE 2 -- THE RIGHTS

2.01  INITIAL EXERCISE PRICE, EXERCISE OF RIGHTS AND DETACHMENT OF RIGHTS

(1) Subject to the provisions hereof including, without limiting the generality of the foregoing, Section 2.03, each Common Share now or, until the earlier of the Separation Time and the Expiration Time, hereafter issued shall have one Right associated therewith. Subject to the provisions hereof and subject to adjustment as herein set forth, each Right shall entitle the holder thereof, after the Separation Time, to purchase one Common Share for the Exercise Price or its Canadian Dollar Equivalent. Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or by any of its Subsidiaries or Beneficially Owned by an Acquiring Person shall be void.

(2)   Until the Separation Time:

      (a)  no Right shall be exercisable and no Right may be exercised,

      (b) each Right shall be evidenced by the certificate for the associated Common Share, and

      (c) each Right shall be transferable only together with, and shall be transferred by a transfer of, such associated Common Share.

(3)   After the Separation Time but prior to the Expiration Time the Rights:

      (a)  may be exercised in accordance with the provisions hereof, and

      (b)  shall be transferable independently of the Common Shares.

      Promptly following the Separation Time the Corporation will prepare and the Rights Agent shall give to each holder of Common Shares of record as of the Separation Time (other than an

      Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a "Nominee")),

      (c) a certificate (a "Rights Certificate") substantially in the form annexed hereto as Schedule 1 appropriately completed, representing the number of Rights held by such holder as at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage, and

      (d)  a disclosure statement describing the Rights.

(4) Rights may be exercised on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an election to exercise such Rights (an "Election to Exercise") substantially in the form attached to the Rights Certificate duly completed and accompanied by payment by certified cheque or money order payable to the order of the Corporation of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

(5) Upon receipt of a Rights Certificate together with a duly completed Election to Exercise and the payments provided for in Section 2.01(4), the Rights Agent (unless otherwise instructed by the Corporation in the event that the Corporation is of the opinion that the Rights cannot be exercised in accordance with this Agreement) shall thereupon promptly:

      (a) requisition from the Corporation or its transfer agent for Common Shares, certificates for the number of Common Shares to be purchased;

      (b) after receipt of such Common Share certificates, remit the payments provided for in Section 2.01(4) to the Corporation and deliver the share certificates to or to the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder;

      (c) when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares; and

      (d) tender to the Corporation all payments received on exercise of the Rights.

(6) If the holder of any Rights exercises less than all the Rights evidenced by such holder's Rights Certificate, a new Rights Certificate evidencing the remaining unexercised Rights shall be issued by the Rights Agent to such holder or to such holder's duly authorized assigns.

(7)   The Corporation shall:

      (a) promptly deliver the share certificates requisitioned by the Rights Agent pursuant to Section 2.01(5)(a) to the Rights Agent;

      (b) take all such action as may be necessary and reasonably within its power to ensure that all Common Shares delivered upon the exercise of the Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable shares;

      (c) take all such action as may be necessary and reasonably within its power to comply with the applicable requirements of securities laws in Canada and the United States of America in connection with the issuance and delivery of the Rights Certificates and the issuance of Common Shares upon the exercise of the Rights;

      (d) use reasonable efforts to cause all Common Shares issued upon the exercise of the Rights to be listed upon issuance on The Montreal Exchange, The Toronto Stock Exchange, the New York Stock Exchange and such other exchanges, if any, that the Corporation determines are appropriate;

      (e) cause to be reserved and kept available out of the authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

      (f) pay when due and payable any and all federal, provincial and state transfer taxes of Canada and the United States of America (except, for greater certainty, any income taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) and charges which may be payable in respect of the original issuance or delivery of the Rights Certificates, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being transferred or exercised; and

      (g) after the Separation Time, except as permitted by Section 5.01, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.02  LEGEND ON COMMON SHARE CERTIFICATES

(1) Certificates issued for Common Shares after the Record Time but prior to the earlier of the Separation Time and the Expiration Time shall have printed on or affixed to them the following legend in, if appropriate, both the English and French languages:

          "Until the Separation Time (as defined in the Shareholder Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement made as of December 14, 1989, (the "Rights Agreement") between Alcan Aluminium Limited (the "Corporation") and The Royal Trust Company, as Rights Agent, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended, redeemed, may expire, may become void if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person" (as such terms are defined in the Rights Agreement) or a transferee thereof, or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor."

(2) Notwithstanding Section 2.02(1) any certificate for Common Shares issued after April 24, 1995 shall contain the following legend in, if appropriate, both the English and French languages:

          "Until the Separation Time (as defined in the Shareholder Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement made as of December 14, 1989, as amended and restated from time to time (the "Rights Agreement") between Alcan Aluminium Limited (the "Corporation") and The R-M Trust Company (successor to The Royal Trust Company), as Rights Agent (the "Rights Agent"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended, redeemed, may expire, may become void if, in certain circumstances, they are "Beneficially Owned" by an "Acquiring Person"

          (as such terms are defined in the Rights Agreement) or a transferee thereof, or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor."

(3) Notwithstanding Section 2.02(1) any certificate for Common Shares issued after April 22, 1999 shall contain the following legend in, if appropriate, both the English and French languages:

          "Until the Separation Time (as defined in the Shareholder Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Agreement made as of December 14, 1989, as amended and restated from time to time (the "Rights Agreement") between Alcan Aluminium Limited (the "Corporation") and CIBC Mellon Trust Company (successor to The Royal Trust Company), as Rights Agent (the "Rights Agent"), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended, redeemed, may expire, may become void if, in certain circumstances, they are "Beneficially Owned" by an "Acquiring Person" (as such terms are defined in the Rights Agreement) or a transferee thereof, or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor."

(4) With respect to any share certificate for Common Shares which contains the legend referred to in Sections 2.02(1) or (2), from and after April 22, 1999, such legend shall be deemed to be a reference to the Shareholder Rights Agreement made as of December 14, 1989, as amended and restated from time to time thereafter.

(5) Certificates representing Common Shares that are issued and outstanding at any time shall evidence one Right for each Common Share evidenced thereby notwithstanding the absence of a legend in accordance with Sections 2.02(1), (2) or (3).

2.03  ADJUSTMENTS

(1) The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.03.

(2) If the Corporation shall at any time after the Record Time but prior to the Expiration Time:

      (a) declare or pay a dividend on the Common Shares payable in Common Shares or Convertible Securities other than pursuant to any optional stock dividend programme,

      (b) subdivide or change the then outstanding Common Shares into a greater number of Common Shares,

      (c) combine or change the then outstanding Common Shares into a smaller number of Common Shares, or

      (d) issue any Common Shares or Convertible Securities in respect of, in lieu of or in exchange for existing Common Shares in a reclassification, amalgamation, arrangement or consolidation,

      the Exercise Price and the number of Rights outstanding or, if the payment or effective date thereof shall occur after the Separation Time, the securities purchasable upon exercise of the Rights shall be adjusted in the following manner.

      If the Exercise Price and the number of Rights outstanding are to be adjusted:

      (e) the Exercise Price in effect after such adjustment shall be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares that a holder of one Common Share immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof (such denominator being the "Expansion Factor"), and

      (f) each Right held prior to such adjustment shall become that number of Rights equal to the Expansion Factor and, if such adjustment is to be made prior to the Separation Time, the adjusted number of Rights shall be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, combination or issuance, so that each such Common Share shall have exactly one Right associated with it.

      If the securities purchasable upon the exercise of the Rights are to be adjusted, the securities purchasable upon the exercise of each Right after such adjustment shall be the securities that a holder of the securities purchasable upon the exercise of one Right immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof.

      If, after the Record Time but prior to the Expiration Time, the Corporation issues any securities in a transaction of a type described in the first sentence of this Section 2.03(2) which are exchangeable for or convertible into or give a right to acquire Common Shares, such securities shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent shall amend this Agreement in order to effect such treatment; provided that no such amendment may materially adversely affect the interests of the holders of the Rights generally.

      In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Share otherwise than in a transaction referred to in this Section 2.03(2), each Common Share so issued shall automatically have one new Right associated with it which Right shall be evidenced by the certificate representing such Common Share.

(3) If the Corporation at any time after the Record Time but prior to the Expiration Time fixes a record date for the making of a distribution to all holders of Common Shares of rights or warrants entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares, having a conversion, exchange or exercise price (including the price required to be paid to purchase such convertible or exchangeable security or right per share)) less than 95% of the Market Price per Common Share on such record date, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered (including the price required to be paid to purchase such convertible or exchangeable securities or rights)) would purchase at such Market Price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable). In case such subscription price may be paid in a consideration all or part of which is in a form other than cash, the value of such consideration shall be as determined in good faith by the Board. To the extent that such rights or warrants are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect based on the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights.

      For the purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to any (i) Dividend Reinvestment Plan and/or (ii) Common Share purchase plan providing for the investment of periodic optional payments and/or (iii) employee or executive or director benefit or similar plans (so long as such right to purchase is in no case evidenced by the delivery of rights or warrants) shall not be deemed to constitute an issue of rights or warrants by the Corporation; provided, however, that, in the case of any Dividend Reinvestment Plan or Common Share purchase plan, the right to purchase Common Shares is at a price per share not less than 90% of the then Market Price of the Common Shares.

(4) If the Corporation at any time after the Record Time but prior to the Expiration Time fixes a record date for the making of a distribution to all holders of Common Shares of evidences of indebtedness or assets (other than a Regular Periodic Cash Dividend or a dividend paid in Common Shares) or rights or warrants (excluding those referred to in Section 2.03(3)), the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Market Price per Common Share on such record date less the fair market value per Common Share (as determined in good faith by the Board) of the evidences of indebtedness, assets, rights or warrants to be so distributed and the denominator of which shall be the Market Price per Common Share on such record date. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such a distribution is not so made, the Exercise Price shall be adjusted to be the Exercise Price that would have been in effect if such record date had not been fixed.

(5)   Each adjustment made pursuant to this Section 2.03 shall be made as of:

      (a) the payment or effective date for the applicable dividend, subdivision, change, combination or issuance, in the case of an adjustment made pursuant to Section 2.03(2), or

      (b) the record date for the applicable dividend or distribution, in the case of an adjustment made pursuant to Sections 2.03(3) or (4).

(6) Subject to a prior consent of the holders of Voting Shares or Rights obtained as set forth in Sections 5.04(3) or (4) as applicable, if the Corporation at any time after the Record Time but prior to the Expiration Time issues any shares in the capital of the Corporation (other than Common Shares), any rights or warrants to subscribe for or purchase any such shares, or any securities convertible into or exchangeable for any such shares and the Board, acting in good faith, determines that the adjustments contemplated by Sections 2.03(2), (3) or (4) are not applicable and the interests of the holders of the Rights will, as a result thereof, be adversely affected or, if applicable, such adjustments will not appropriately protect the interests of the holders of the Rights, the Board may determine what adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of the Rights would be appropriate to protect the interests of the holders of the Rights and, notwithstanding Sections 2.03(2), (3) or (4), such adjustments, rather than, if applicable, the adjustments contemplated by Sections 2.03(2), (3) or (4), shall be made and the Corporation and the Rights Agent shall amend this Agreement as appropriate to provide for such adjustments.

(7) Notwithstanding anything herein to the contrary, no adjustment to the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price, provided that any adjustment which is not made as a result of the provisions of this
      Section 2.03(7) shall be carried forward and taken into account in any subsequent adjustment. Each adjustment to the Exercise Price made pursuant to this Section 2.03 shall be rounded upward or downward to the nearest cent. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.03, the Corporation shall promptly:

      (a) prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,

      (b) file a copy of such certificate with the Rights Agent and each transfer agent for the Common Shares, and

      (c)  mail a brief summary thereof to each holder of a Right.

(8) Irrespective of any adjustment or change in the securities purchasable upon exercise of the Rights, the Rights Certificates theretofore and thereafter issued shall continue to express the securities so purchasable which were expressed in the initial Rights Certificates issued hereunder.

(9) Notwithstanding anything contained in this Section 2.03 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.03, as and to the extent that in their good faith judgment the Board shall determine to be advisable, in order that any:

      (a)  stock dividend;

      (b)  consolidation or subdivision of Common Shares;

      (c) issuance (wholly or in part for cash) of Common Shares or securities that by their terms are convertible into or exchangeable for Common Shares; or

      (d) issuance of rights, options or warrants referred to in this Section 2.03,

      hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders.

2.04  DATE ON WHICH EXERCISE IS EFFECTIVE

Each person in whose name any certificate for Common Shares is issued upon the exercise of the Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and the payment of the Exercise Price for such Rights (and any applicable transfer tax and other governmental charge payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such person shall be deemed to have become the record holder of such shares on, and such certificates shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

2.05  EXECUTION, AUTHENTICATION, DELIVERY AND DATING OF RIGHTS CERTIFICATES

(1) The Rights Certificates shall be executed (either manually or by facsimile signature) on behalf of the Corporation by any two officers of the Corporation under its corporate seal or a facsimile thereof. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates as herein provided for.

(2) Promptly after the Corporation learns of the Separation Time, the Corporation shall notify the Rights Agent of such Separation Time and, subject to compliance with Section 2.01(7), shall deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and give such Rights Certificates to the holders of the Rights pursuant to Section 2.01(3) hereof. No Rights Certificates shall be valid for any purpose unless countersigned by the Rights Agent as aforesaid.

(3) Each Rights Certificate shall be dated the date of countersignature thereof.

2.06  REGISTRATION OF RIGHTS

(1) The Corporation shall cause a register (the "Rights Register") to be kept after the Separation Time in which, subject to such reasonable regulations as it may prescribe, the Corporation shall provide for the registration of the Rights. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Corporation and registering the Rights and the transfers and exchanges of the Rights as herein provided. If the Rights Agent ceases to be the Rights Registrar, the Rights Agent shall have the right to examine the Rights Register at all reasonable times.

(2) After the Separation Time and prior to the Expiration Time, upon surrender of any Rights Certificate and subject to the provisions of Sections 2.06(4) and (5), the Corporation shall execute, and the Rights Agent shall countersign and deliver in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(3) All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be valid obligations of the Corporation and shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(4) Every Rights Certificate surrendered for transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in a form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder's attorney duly authorized in writing.

(5)   As a condition to the issuance of any new Rights Certificate under this
      Section 2.06, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

2.07  MUTILATED, DESTROYED, LOST AND STOLEN RIGHTS CERTIFICATES

(1) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in the name of the holder in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(2) If prior to the Expiration Time there is delivered to the Corporation and the Rights Agent:

      (a) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate, and

      (b) such security or indemnity as may be required by them to save each of them and any of their agents harmless,

      then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and the Rights Agent shall countersign and deliver in the name of the holder, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(3)   As a condition to the issuance of any new Rights Certificate under this
      Section 2.07, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Rights Agent) connected therewith.

(4) Every new Rights Certificate issued pursuant to this Section 2.07 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionally with any and all other Rights duly issued hereunder.

2.08  PERSONS DEEMED OWNERS

Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name such Rights Certificate (or, prior to the Separation Time, such Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term "holder" of Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated Common Shares).

2.09  DELIVERY AND CANCELLATION OF CERTIFICATES

All Rights Certificates surrendered upon exercise or for registration of transfer or exchange shall, if surrendered to any person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.09, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and promptly thereafter deliver a certificate of destruction to the Corporation.

2.10  AGREEMENT OF RIGHTS HOLDERS

Every holder of Rights, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights that:

      (a) such holder shall be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof in respect of all Rights held;

      (b) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Shares and after the Separation Time, the Rights shall be transferable only on the Rights Register as provided herein;

      (c) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

      (d) without the approval of any holder of Rights and upon the sole authority of the Board acting in good faith this Agreement may be supplemented or amended from time to time pursuant and subject to
         Section 2.03 or Section 5.04;

      (e) if such holder at any time becomes an Acquiring Person or otherwise becomes subject to the provisions of Section 3.01(2), the Rights held by such holder shall immediately become void pursuant to the provisions of Section 3.01(2);

      (f) such holder of Rights has waived his right to receive any fractional Right or any fractional Share or other security upon exercise of a Right (except as specifically provided herein); and

      (g) notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

                  ARTICLE 3 -- EFFECT OF CERTAIN TRANSACTIONS

3.01  FLIP-IN EVENT

(1) Subject to Section 3.01(2) and Section 5.01, if a Flip-In Event occurs prior to the Expiration Time, the Corporation shall take such action as is necessary to ensure and provide that, except as provided below, each Right shall thereafter constitute the right to purchase from the Corporation, upon the exercise thereof in accordance with the terms hereof, that number of Common Shares of the Corporation having an aggregate Market Price on the date of consummation or occurrence of such Flip-In Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.03 in the event that after such date of consummation or occurrence an event of a type analogous to any of the events described in Section 2.03 shall have occurred with respect to such Common Shares).

(2) Notwithstanding the foregoing, upon the occurrence of any Flip-In Event, any Rights that are or were Beneficially Owned on or after the Stock Acquisition Date by:

      (i) an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), or

      (ii) a transferee, direct or indirect, from an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person) in a transfer, whether or not for consideration, that the Board, acting in good faith has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person) that has the purpose or effect of avoiding clause (i) of this Section 3.01(2), shall become void and any holder of such Rights (including transferees) shall thereafter have no right to exercise such Rights under any provision of this Agreement or otherwise.

      From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of this Section 3.01, including without limitation, all such acts and things as may be required to satisfy the requirements of the Canada Business Corporations Act, the Securities Act (Ontario) and the securities laws or comparable legislation of each of the provinces of Canada, the United States of America and each of the states thereof in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

(3) Any Rights Certificate issued pursuant to Section 2.01 that represents Rights Beneficially Owned by a Person described in either clauses (i) or
      (ii) of Section 3.01(2) or transferred to any nominee of any such Person and any Rights Certificates issued upon transfer, exchange, replacement or adjustment of any other Rights Certificates referred to in this sentence shall contain or will be deemed to contain the following additional legend:

         "The Rights represented by this Rights Certificate represent Rights Beneficially Owned by an Acquiring Person (as such terms are defined in the Rights Agreement). This Rights Certificate and the Rights represented hereby shall become void in the circumstances specified in Section 3.01(2) of the Shareholder Rights Agreement.";

      provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so by the Corporation or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that the Rights represented thereby are not, and, to the best of such holder's knowledge, never have been, Beneficially Owned by an Acquiring Person after such person became an Acquiring Person.

                         ARTICLE 4 -- THE RIGHTS AGENT

4.01  GENERAL

(1) The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointments. The Corporation may upon such terms as it considers appropriate from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. If the

      Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand by the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent for, its officers, directors, employees and agents for, and to hold it harmless against, any loss, liability or expense, if incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent for anything done or omitted to be done by the Rights Agent in connection with the exercise and performance of its duties hereunder, including the costs and expenses of defending against any claim of liability, which right to indemnification shall survive the termination of this Agreement or the removal or resignation of the Rights Agent.

(2) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with the exercise and performance of its duties hereunder in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

4.02  MERGER OR CONSOLIDATION OR CHANGE OF NAME OF THE RIGHTS AGENT

(1) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.04. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided for in the Rights Certificates and in this Agreement.

(2) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided for in the Rights Certificates and in this Agreement.

4.03  ENTITLEMENTS OF THE RIGHTS AGENT

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by which the Corporation and every holder of Rights, by accepting the same, shall be bound:

      (a) the Rights Agent may retain and consult with legal counsel (who may be legal counsel for the Corporation), or such other experts or advisors as the Rights Agent deems necessary to carry out its duties under this Agreement, and the opinion of such counsel or other expert or advisor shall be full and complete authorization and protection to the Rights Agent with respect to any action taken or omitted by it in good faith and in accordance with such opinion;

      (b) whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by persons believed by the Rights Agent to be Chairman of the Board, President, Chief Executive Officer, any Vice President, Chief Financial Officer, the Secretary, or any Assistant Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

      (c) the Rights Agent shall be liable hereunder for its own negligence, bad faith or wilful misconduct;

      (d) the Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Corporation only;

      (e) the Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Common Share certificate or Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.01(2)) or any adjustment required under the provisions of Section 2.03 or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.03 describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered as fully paid and non-assessable;

      (f) the Corporation shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

      (g) the Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its agency duties hereunder from any person believed by the Rights Agent to be the Chief Executive Officer or the Chief Legal Officer or the Chief Financial Officer of the Corporation, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person;

      (h) the Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

      (i) the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

4.04  CHANGE OF THE RIGHTS AGENT

The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 calendar days' notice (or such lesser notice as is acceptable to the Corporation) to the Corporation, to each transfer agent of Common Shares by registered or certified mail and to the holders of Rights. The Corporation may remove the Rights Agent upon 60 calendar days' notice to the Rights Agent, to each transfer agent of the Common Shares by registered or certified mail and to the holders of Rights. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 calendar days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder's Rights Certificate for inspection by the Corporation), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in the Province of Ontario. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and give a notice thereof to the holders of the Rights. Failure to give any notice provided for in this
Section 4.04 or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                           ARTICLE 5 -- MISCELLANEOUS

5.01  REDEMPTION, WAIVER AND TERMINATION

(1) Subject to the prior consent of the holders of Voting Shares or Rights obtained as set forth in Sections 5.04(3) or (4), as applicable, the Board acting in good faith may, at its option, at any time prior to the provisions of Sections 3.01 becoming applicable as a result of the occurrence of a Flip-In Event, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.03 in the event that an event of the type analogous to any of the events described in Section 2.03 shall have occurred (such redemption price being herein referred to as the "Redemption Price").

(2) The Board may, until a Flip-In Event shall occur, upon written notice delivered to the Rights Agent, determine to waive the application of
      Section 3.01 to such particular Flip-In Event but only if such Flip-In Event would occur as a result of a Take-Over Bid made by way of a Take-Over Bid circular to all holders of Voting Shares of record; provided that if the Board waives the application of Section 3.01 to a particular Flip-In Event, the Board shall be deemed to have waived the application of
      Section 3.01 to any other Flip-In Event, that would occur as a result of a Take-Over Bid which is made by means of a Take-Over Bid circular to all holders of Voting Shares of record prior to the expiry of any Take-Over Bid in respect of which a waiver is, or is deemed to have been, granted under this Section 5.01(2).

(3) Notwithstanding Section 5.01(2), the Board may also, with respect to any Flip-In Event, waive the application of Section 3.01 to that Flip-In Event, provided that both of the following conditions are satisfied:

      (i) the Board has determined that the Acquiring Person became an Acquiring Person by inadvertence and without any intent that he would become an Acquiring Person; and

      (ii) such Acquiring Person has reduced his Beneficial Ownership of Voting Shares such that at the time of waiver pursuant to this Section 5.01(3) he is no longer an Acquiring Person.

(4) If the Board elects or is deemed to have elected to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and each Right will after redemption be null and void and the only right thereafter of the holders of Rights will be to receive the Redemption Price and no further Rights shall thereafter be issued.

(5) Within 10 calendar days after the Board electing or having been deemed to have elected to redeem the Rights, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at its last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Corporation for the Common Shares. Any notice which is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The failure to give or any defect in such notice shall not affect the validity of such redemption.

(6) Where a Take-Over Bid that is not a Permitted Bid or Competing Permitted Bid is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-In Event, the Board may elect to redeem all the outstanding Rights at the Redemption Price.

(7) Upon the Rights being redeemed pursuant to Section 5.01(6), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares, as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred.

(8) In the event that prior to the occurrence of a Flip-In Event a Person acquires, pursuant to a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition, outstanding Voting Shares, then the Board shall immediately upon the consummation of such acquisition without further formality be deemed to have elected to redeem the Rights at the Redemption Price.

5.02  EXPIRATION

No Person shall have any rights pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Section 4.01(1).

5.03  ISSUANCE OF NEW RIGHTS CERTIFICATES

Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the number or kind or class of shares purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.04  SUPPLEMENTS AND AMENDMENTS

(1) The Corporation may from time to time amend this Agreement with the approval of the Rights Agent but without the consent of any holder of Rights or the holders of Voting Shares in order to correct a clerical or typographical error or to maintain the validity and effectiveness of this Agreement as a result of any change in any applicable laws, rules or regulatory requirements.

(2) The Corporation may, prior to the date of the shareholders' meeting referred to in Section 5.15, supplement or amend this Agreement without the approval of any of the holders of Rights or Voting Shares (whether or not such action would materially adversely affect the interest of the holders of Rights generally) where the Board acting in good faith deems such action necessary or desirable. Notwithstanding anything in this
      Section 5.04 to the contrary, no such supplement or amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment.

(3) Subject to Section 5.04(1), the Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time prior to the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to be voted at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the articles and by-laws of the Corporation.

(4) The Corporation may, with the prior consent of the holders of Rights, at any time on or after the Separation Time and before the Expiration Time, amend, vary or delete any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such amendment, variation or deletion shall be made to the provisions of
      Article 4 except with the written concurrence of the Rights Agent thereto. Such consent shall be deemed to have been given if such amendment, variation or deletion is authorized in the manner specified in Section 5.04(5).

(5) Any approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the Corporation's by-laws and the Canada Business Corporations Act with respect to meetings of shareholders of the Corporation.

(6) Any amendment to this Agreement pursuant to Subsection 5.04(1) which is required to maintain the validity of this Agreement as a result of any change in any applicable laws, rules or regulatory requirements shall:

      (i) if made before the Separation Time, any such amendment shall be submitted to the shareholders of the Corporation at the next meeting of shareholders and the shareholders may, by the majority referred to in
         Section 5.04(3) confirm or reject such amendment;

      (ii) if made after the Separation Time, any such amendment shall be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of shareholders of the Corporation and the holders of Rights may, by resolution passed by the majority referred to in Section 5.04(5) confirm or reject such amendment.

      Any such amendment shall be effective from the date of the resolution of the Board adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the shareholders or the holders of Rights or is not submitted to the shareholders or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the Board to amend this Agreement to substantially the same effect shall be effective until confirmed by the shareholders or holders of Rights as the case may be.

5.05  FRACTIONAL RIGHTS AND FRACTIONAL SHARES

(1) The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. After the Separation Time, in lieu of issuing fractional Rights, the Corporation shall pay to the holders of record of the Rights Certificates (provided the Rights represented by such Rights Certificates are not void pursuant to the provisions of Section 3.01(2), at the time such fractional Rights would otherwise be issuable), an amount in cash equal to the fraction of the Market Price of one whole Right that the fraction of a Right that would otherwise be issuable is of one whole Right.

(2) The Corporation shall not be required to issue fractions of Common Shares upon exercise of Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the fraction of the Market Price of one Common Share that the fraction of a Common Share that would otherwise be issuable upon the exercise of such Right is of one whole Common Share at the date of such exercise.

5.06  RIGHTS OF ACTION

Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Corporation or the Rights Agent, are vested in the respective holders of Rights; and any holder of Rights, without the consent of the Rights Agent or of any other holder of Rights, may, on such holder's own behalf and for such holder's own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce or otherwise act in respect of, such holder's right to exercise such holder's Rights in the manner provided in such holder's Rights Certificate and in this Agreement. Without limiting the generality of the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations of, and injunctive relief against actual or threatened violations of the obligations of, any Person subject to this Agreement.

5.07  HOLDER OF RIGHTS NOT DEEMED TO BE A SHAREHOLDER

No holder of Rights, as such, shall be entitled to vote, to receive dividends, to receive the remaining property of the Corporation on dissolution or to be deemed for any purpose the holder of Common Shares or any other securities which may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon any holder of Rights, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders (except as provided in Section 5.08) or to receive dividends or subscription rights or otherwise, until such Rights shall have been exercised in accordance with the provisions hereof.

5.08  NOTICES

Any document or other communication to be given in connection with this Agreement to the Corporation shall be given in writing and shall be given by (i) personal delivery, (ii) telegraph, facsimile or other form of recorded electronic communication (charges prepaid and confirmed in writing) or (iii) by first-class postage prepaid mail (except during any general interruption of postal services due to strike, lockout or other cause) addressed to the Corporation as follows:

      Alcan Aluminium Limited
      Maison Alcan
      1188 Sherbrooke Street West
      Montreal, Quebec
      Canada
      H3A 3G2

      Attention: Secretary

Any document or other communication to be given in connection with this Agreement to the Rights Agent shall be given in writing and shall be given by
(i) personal delivery, (ii) telegraph, facsimile or other form of recorded electronic communication (charges prepaid and confirmed in writing) or (iii) by first-class postage prepaid mail (except during any general interruption of postal services due to strike, lockout or other cause) addressed to the Rights Agent as follows:

      CIBC Mellon Trust Company
      2001 University Street
      16th Floor
      Montreal, Quebec
      Canada
      H3A 2A6

      Attention: President

Any document or other communication to be given in connection with this Agreement to any holder of Rights shall be given in writing and shall be given by (i) personal delivery, (ii) telegraph, facsimile or other form of recorded electronic communication (charges prepaid and confirmed in writing) or (iii) by first-class postage prepaid mail (except during any general interruption of postal services due to strike, lockout or other cause) addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the Corporation for the Common Shares (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent). The Corporation and the Rights Agent may by notice to the other designate with respect to itself any other address or individual. Any document or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by first class postage prepaid mail, on the fifth Business Day following the deposit thereof in the mail (it being acknowledged, for greater certainty, that any such communication mailed to a holder of a Right as herein provided shall be deemed to have been given whether or not the holder receives such communication).

5.09  COSTS OF ENFORCEMENT

If the Corporation or any other Person, the securities of which are purchasable upon exercise of the Rights, fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation or such Person shall reimburse any holder of Rights for the costs and expenses (including reasonable legal fees) incurred by such holder in any action to enforce his rights pursuant to any Rights or this Agreement.

5.10  BENEFIT OF THE AGREEMENT

This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Corporation and the Rights Agent and upon the heirs, executors, administrators, successors and assigns of the holders of Rights. This Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of Rights and nothing in this Agreement shall be construed to give any Person other than the Corporation, the Rights Agent and the holders of Rights any legal or equitable right, remedy or claim under this Agreement.

5.11  GOVERNING LAW

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

5.12  COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be considered an original and both of which taken together shall constitute a single agreement.

5.13  SEVERABILITY

If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof or the application of such provision to circumstances other than those to which it is held invalid or unenforceable.

5.14  DETERMINATIONS AND ACTIONS BY THE BOARD

(1) All actions, calculations, interpretations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board, in good faith, shall not subject the Board to any liability to the holders of Rights.

(2) Nothing contained in this Agreement shall be deemed to be in derogation of the obligation of the Board to exercise its fiduciary duties. Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board shall not be entitled to recommend that the holders of the Voting Shares reject any Permitted Bid or any Competing Permitted Bid or any Take-Over Bid, or to take any other action (including, without limiting the generality of the foregoing, the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Permitted Bids or Competing Permitted Bids or Take-Over Bids) with respect to any Permitted Bid or any Competing Permitted Bid or any Take-Over Bid or otherwise that the Board believes is necessary or appropriate in the exercise of its fiduciary duties.

5.15  EFFECTIVE DATE

This Agreement is effective from the date hereof, provided that if the amendments and restatements set forth herein are not confirmed by a resolution passed by a majority of greater than 50% of the votes cast by holders of Voting Shares who vote in respect of such amendments and restatements at the 1999 Annual Meeting of the Corporation then this Agreement, the Rights Plan and any outstanding Rights shall continue in effect as set forth in the Shareholder Rights Agreement made as of December 14, 1989 as amended and restated on April 24, 1995. There shall be excluded from the calculation of shares eligible to vote at such meeting shares held by an Acquiring Person or by any Person who has made or announced an intention to make a tender or exchange offer or Take-Over Bid which, if consummated, would result in such Person holding in the aggregate 20% or more of the outstanding Voting Shares at the date of such bid.

5.16  RE-CONFIRMATION AFTER THREE YEARS

At every third Annual Meeting of Shareholders of the Corporation following the 1999 Annual Meeting, provided that a Flip-In Event has not occurred prior to such time, the Board shall submit a resolution to the holders of Voting Shares of the Corporation for their consideration and, if thought advisable, approval ratifying the continued existence of the Rights. If a majority of greater than 50% of the votes cast by holders of Voting Shares who vote in respect of such reconfirmation and approval is voted against the continued existence of the Rights, then this Agreement, the Rights Plan and any outstanding Rights shall be of no further force and effect. There shall be excluded from the calculation of shares eligible to vote at such meeting shares held by an Acquiring Person or by any Person who has made or announced an intention to make a tender or exchange offer or Take-Over Bid which, if consummated, would result in such Person holding in the aggregate 20% or more of the outstanding Voting Shares at the date of such bid.

5.17  REGULATORY APPROVALS

Any obligation of the Corporation or action or event contemplated by this Agreement, or any amendment or supplement to this Agreement, shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority. Without limiting the generality of the foregoing, any issuance or delivery of debt or equity securities (other than non-convertible debt securities) of the Corporation upon the exercise of Rights and any amendment or supplement to this Agreement shall be subject to the prior consent of The Toronto Stock Exchange.

5.18  DECLARATION AS TO NON-CANADIAN HOLDERS

If in the opinion of the Board (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside Canada, the Board acting in good faith shall take such actions as it may deem appropriate to ensure such compliance. In no event shall the Corporation or the

Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to persons who are citizens, residents or nationals of any jurisdiction other than Canada or the United States of America, in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

                          ARTICLE 6 -- PERMITTED BIDS

6.01  PERMITTED BIDS

The expression "Permitted Bid" referred to in Section 1.01(ff) means a Take-Over Bid made by an Offeror that is made by means of a Take-Over Bid circular sent to holders of Voting Shares and which complies with the following additional provisions:

      (i) the Take-Over Bid is made to all holders of Voting Shares as registered on the books of the Corporation, other than the Offeror;

      (ii) the Take-Over Bid contains, and the take-up and payment for securities tendered or deposited is subject to, the following irrevocable and unqualified provision that no Voting Shares will be taken up or paid for pursuant to the Take-Over Bid (A) prior to the close of business on the date which is not less than 60 calendar days following the date of the Take-Over Bid and (B) only if at such date more than 50% of the Voting Shares held by Independent Shareholders shall have been tendered or deposited pursuant to the Take-Over Bid and not withdrawn;

      (iii) unless the Take-Over Bid is withdrawn, the Take-Over Bid contains an irrevocable and unqualified provision that Voting Shares may be deposited pursuant to such Take-Over Bid at any time during the period of time described in Section 6.01(ii) and that any Voting Shares deposited pursuant to the Take-Over Bid may be withdrawn until taken up and paid for; and

      (iv) the Take-Over Bid also contains an irrevocable and unqualified condition that in the event that the deposit condition set forth in
         Section 6.01(ii)(B) is satisfied, the Offeror will make a public announcement of that fact and the Take-Over Bid will remain open for deposits and tenders of Voting Shares for not less than 10 Business Days from the date of such public announcement.

6.02  COMPETING PERMITTED BIDS

The expression "Competing Permitted Bid" referred to in Section 1.01(l) means a Take-Over Bid that:

      (i) is made for Voting Shares after a Permitted Bid or Competing Permitted Bid for Voting Shares has been made but prior to the expiry of such Permitted Bid or Competing Permitted Bid;

      (ii) satisfies all of the conditions of the definition of Permitted Bid other than the requirements set out in Section 6.01(ii) (A); and

      (iii) contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified condition that no Voting Shares will be taken up and paid for pursuant to the Take-Over Bid prior to the close of business on a date which is not earlier than the later of (A) the 60th calendar day following the date on which the earliest Permitted Bid which preceded the Competing Permitted Bid was made and (B) 21 calendar days after the date of the Take-Over Bid constituting the Competing Permitted Bid.

IN WITNESS WHEREOF the parties have executed this Agreement on the date and year above written.


  ALCAN ALUMINIUM LIMITED                              CORPORATE
  PER:                                                   SEAL
  PER:                                                    OF
                                                         ALCAN
                                                       ALUMINIUM
                                                        LIMITED

  CIBC MELLON TRUST COMPANY                            CORPORATE
  PER:                                                   SEAL
  PER:                                                  OF THE
                                                   CIBC MELLON TRUST
                                                        COMPANY

                                                                      SCHEDULE 1

                           FORM OF RIGHTS CERTIFICATE

Certificate No.  _______                                         _______  Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 3.01(2) OF THE SHAREHOLDER RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE SHAREHOLDER RIGHTS AGREEMENT) OR TRANSFEREES OF AN ACQUIRING PERSON MAY BECOME VOID.

                               RIGHTS CERTIFICATE

This certifies that _____________________ , or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Agreement made as of December 14, 1989, as amended and restated from time to time (the "Rights Agreement") between Alcan Aluminium Limited, a corporation incorporated under the laws of Canada (the "Corporation") and CIBC Mellon Trust Company (successor to The Royal Trust Company), a trust company incorporated under the laws of Canada, as Rights Agent (the "Rights Agent") (which term shall include any successor Rights Agent under the Rights Agreement) to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the close of business on May 1, 2008 one fully paid Common Share in the capital of the Corporation (a "Common Share") at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed and submitted to the Rights Agent or Co-Rights Agent at its principal office in any one of the Cities of Montreal, Toronto, Winnipeg, Regina, Calgary, Vancouver or London, England. The Exercise Price shall initially be $200 (U.S.) per Right and shall be subject to adjustment in certain events as provided in the Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the registered office of the Corporation and are available upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of $0.01 per Right. No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

Date:

ATTEST:

        ALCAN ALUMINIUM LIMITED

By:
               Secretary

Countersigned:

       CIBC MELLON TRUST COMPANY

By:
         Authorized Signature

                               FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the
                              Rights Certificate)

FOR VALUE RECEIVED

hereby sells, assigns and transfers unto
                 (Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ , Attorney, to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:
                                                                       Signature
Signature Guaranteed:                                (Signature must correspond to the name as
                                                     written upon the face of this Rights
                                                     Certificate in every particular, without
                                                     alteration or enlargement or any change
                                                     whatsoever)

Signature must be guaranteed by a member firm of a recognized stock exchange in Canada, a registered national securities exchange in the United States of America, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in Canada or the United States of America.
                           (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the best of the knowledge of the undersigned, never have been, Beneficially Owned by an Acquiring Person (as defined in the Rights Agreement) after such person became an Acquiring Person.

                                                                     Signature

                          FORM OF ELECTION TO EXERCISE

                  (To be attached to each Rights Certificate)

TO:

The undersigned hereby irrevocably elects to exercise ___________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Name:

Street:

City, Province & Postal Code:

Social Insurance, Social Security or
Other Taxpayer Identification Number:

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Name:

Street:

City, Province & Postal Code:

Social Insurance, Social Security or
Other Taxpayer Identification Number:

Dated:
                                                                       Signature
Signature Guaranteed:                                (Signature must correspond to the name as
                                                     written upon the face of this Rights
                                                     Certificate in every particular, without
                                                     alteration or enlargement or any change
                                                     whatsoever)

Signature must be guaranteed by a member firm of a recognized stock exchange in Canada, a registered national securities exchange in the United States of America, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in Canada or the United States of America.
                           (To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the best of the knowledge of the undersigned, never have been, Beneficially Owned by an Acquiring Person (as defined in the Rights Agreement) after such person became an Acquiring Person.

                                                                   Signature

                                     NOTICE

In the event the certification set forth above in the Forms of Assignment and Election is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Shareholder Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificate issued in exchange for this Rights Certificate.

                      ------------------------------------

                                      (LOGO)

                M - Official mark of Environment Canada.
              M - Marque officielle d'Environnement Canada.

(LOGO)                                                         PRINTED IN CANADA

                            ALCAN ALUMINIUM LIMITED

                                     PROXY

               SOLICITED BY THE BOARD OF DIRECTORS AND MANAGEMENT
            FOR THE ANNUAL MEETING OF SHAREHOLDERS ON 22 APRIL 1999

     The undersigned hereby appoints Jean Trudel, Joel Goldberg or Neil Wiener
or instead of them   _________________________________________ (see Notes below)
as proxyholder(s), with full power of substitution, to attend and to vote all the Common Shares ("Shares") of Alcan Aluminium Limited held of record by the undersigned on 3 March 1999 at the Annual Meeting of the holders of the Shares to be held on 22 April 1999 and at any adjournment thereof.

Notes:

(1) If you appoint the persons whose names are printed above to act as your proxyholders, the Shares represented by this Proxywill be voted or not voted, on any ballot that may be called, in accordance with the instructions, if any, you indicate in the spaces provided below. FAILING INSTRUCTIONS ON ANY MATTER, THE SHARES WILL BE VOTED FOR EACH OF THE MATTERS LISTED BELOW TO BE ACTED UPON AT THE MEETING.

(2) YOU HAVE THE RIGHT TO APPOINT PERSON(S), OTHER THAN THOSE WHOSE NAMES ARE PRINTED ABOVE, AS YOUR PROXYHOLDER(S), TO ATTEND AND ACT ON YOUR BEHALF AT THE MEETING. YOU MAY USE THE SPACE PROVIDED ABOVE (OR ANOTHER APPROPRIATE FORM OF PROXY) FOR THAT PURPOSE. YOU ARE ADVISED IN YOUR OWN INTEREST TO SPECIFY A CHOICE FOR VOTING IN RESPECT OF EACH OF THE MATTERS TO BE ACTED UPON AT THE MEETING.

(3) Please sign this Proxy and return it promptly whether or not you plan to attend the Meeting. Your right to attend and vote in person will not be affected.

(4) If this Proxy is not dated, it will be deemed to bear the date on which it was mailed by Alcan Aluminium Limited.



1.   ELECTION OF    [ ]   VOTE FOR all nominees listed below
     DIRECTORS:           (except as indicated to the contrary
                          below)

                    [ ]   WITHHOLD VOTE
                          from all nominees listed below



     J. Bougie              J.R. Evans        G. Russell
     W. Chippindale         A.E. Gotlieb      G. Saint-Pierre
     E.R. Clitheroe         J.E. Newall       G. Schulmeyer
     T. Engen               P.H. Pearse       P.M. Tellier


     To withhold authority to vote for any individual nominee, please write that nominee's name on the line below:


2.  APPOINTMENT OF PRICEWATERHOUSECOOPERS AS AUDITORS:

   [ ] VOTE FOR     [ ] WITHHOLD VOTE


3.  APPROVAL OF AMENDMENTS TO AND RESTATEMENT OF SHAREHOLDER RIGHTS PLAN

   [ ] VOTE FOR     [ ] VOTE AGAINST

     Proxyholders are authorized to vote, at their discretion, on matters concerning the conduct of the Meeting.


Signature(s) ___________________________________


Date ___________________________________________



(logo of Recycled Paper)                                 Printed in Canada

                            ALCAN ALUMINIUM LIMITED

                                               Shareholder Number_______________


                      ANNUAL MEETING IDENTIFICATION TICKET

     If you attend the Annual Meeting in person, please present this personalized ticket at the entrance; it will facilitate verification of your status as a Shareholder.

     The Annual Meeting will be held at 10:00 a.m. on 22 April 1999, in the Assembly Hall, International Civil Aviation Organization, Atrium entrance, 999 University Street, Montreal, Quebec, Canada.

------------------------------------------------------------------------------
                                  DETACH HERE

                                               Shareholder Number_______________

CHANGE OF ADDRESS

     If the address shown has changed, please PRINT the correct addressbelow and return this part with the Proxy.


Address _______________________________________________________________________

_______________________________________________________________________________



Postal code _________________ Telephone ( __________ )_________________________
                                            Area.

Date ________________________ Signature _______________________________________


QUARTERLY REPORTS

     Alcan provides complete information to the press the day its quarterly results are announced. Because of this, some of our Shareholders may not wish to receive copies of Alcan's quarterly reports. By mailing these reports only to those Shareholders who want them, we can achieve savings in both paper usage and expense.

     IF YOU WISH TO RECEIVE ALCAN'S QUARTERLY REPORTS, PLEASE CHECK HERE AND RETURN THIS PART WITH THE PROXY. PLEASE NOTE THAT YOU MUST RENEW THIS REQUEST
ANNUALLY.    [ ]

     If this part is not returned, we will assume you do not wish to receive the quarterly reports. You will, however, continue to receive Alcan's Annual Report and associated proxy material.


     You may change your instructions in this regard at any time by calling Alcan Shareholder Services at 1-888-252-5226 (toll-free).